SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                          Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AGNC Investment Corp.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AGNC INVESTMENT CORP.

NOTICE OF 2019 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON APRIL 18, 2019

DATE AND TIME:	Thursday, April 18, 2019, at 9:00 a.m., Eastern Time

PLACE:	Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814

ITEMS OF BUSINESS:	1)	To elect the Board of Directors, with each director serving a one-year term and until his or her successor is elected and qualified;

	2)	To approve an advisory resolution on executive compensation;

	3)	To consider and vote upon the ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2019; and

	4)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

In addition, there will be a presentation on our business, and stockholders will have an opportunity to ask questions.

WHO CAN VOTE:	You are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting if you were a common stockholder of record at the close of business on February 22, 2019.

VOTING:	Your vote is important, and we urge you to vote. You may vote in person at the Annual Meeting, or authorize a proxy to vote, by telephone, through the internet, or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee). See Question 5 of “Questions and Answers About the 2019 Annual Meeting and
Voting” in the accompanying proxy statement for additional information regarding voting.

MEETING ADMISSION:	If you wish to attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department by following the instructions set forth in response to Question
14 of “Questions and Answers About the 2019 Annual Meeting and Voting” in the
accompanying proxy statement.

DATE OF DISTRIBUTION:	This notice, the proxy statement, the accompanying proxy card, and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2018, are first being sent to our common stockholders on or about March 7, 2019.

BY ORDER OF THE BOARD OF

DIRECTORS,

Kenneth L. Pollack

Senior Vice President and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 2019

This proxy statement and our annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2018, are available free of charge on the internet at www.AGNC.com/2019proxymaterials.

AGNC INVESTMENT CORP. AT A GLANCE

PROXY SUMMARY

Items to Be Voted

Proposal	Board Recommendation	Page
Proposal 1: Election of Directors	FOR	13

Proposal 2: Advisory Resolution on Executive Compensation	FOR	19
Proposal 3: Ratification of Appointment of Independent Public Accountant	FOR	20

AGNC INVESTMENT CORP. AT A GLANCE

AGNC Investment Corp. (“AGNC,” the “Company,” “we,” “our,” and “us”) is an internally-managed real estate investment trust (“REIT”) that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored entity (“GSE”) or a U.S. Government agency (referred to as “Agency” securities). We may also invest in other types of mortgage and mortgage-related residential and commercial mortgage-based securities where repayment of principal and interest is not guaranteed by a GSE or other U.S. Government agency or in other investments in, or related to, the housing, mortgage, or real estate markets. AGNC is a private source of capital supporting the U.S. housing market. AGNC’s internal management structure, Agency MBS investment focus, and scale are significant differentiators relative to other potential comparative public companies.

(1)	Data points are as of December 31, 2018.

AGNC INVESTMENT CORP. – Proxy Statement    i

AGNC INVESTMENT CORP. AT A GLANCE

Industry-Leading Performance

AGNC combines a track-record of strong financial performance with the lowest operating cost structure in the residential mortgage REIT industry. We have generated strong returns since our initial public offering (“IPO”), outperforming residential mortgage REIT peers and the broader market.

Since our May 2008 IPO through December 31, 2018, AGNC has declared $39.32 in cumulative dividends per common share, or a total of $8.5 billion in dividends paid to our stockholders and has generated a total stock return of 345%, compared to 85% for our Agency-focused residential mortgage REIT peers (collectively, the “Agency REIT Peer Group”), 105% for the residential-focused mortgage REIT universe (collectively, the “Resi mREIT Universe”), and 124% for the S&P 500. While AGNC generated an economic return of -4.9% for fiscal year 2018, we exceeded the Agency REIT Peer Group economic return of -8.5% by 3.6%, and produced a total stock return of -2.5%, compared to -13.4% for the Agency REIT Peer Group, -3.9% for the Resi mREIT Universe, and -4.4% for the S&P 500.

(1)

Stock return is measured from AGNC’s IPO through December 31, 2018. Total stock return over a period includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. Source: S&P Global Market Intelligence.

(2)

The residential mortgage REIT (“mREIT”) universe is unweighted and includes Great Ajax Corp. (“AJX”), Anworth Mortgage Asset Corporation (“ANH”), ARMOUR Residential REIT, Inc. (“ARR”), Cherry Hill Mortgage Investment Corporation (“CHMI”), Chimera Investment Corporation (“CIM”), Capstead Mortgage Corporation (“CMO”), Dynex Capital, Inc. (“DX”), Ellington Residential Mortgage REIT (“EARN”), Invesco Mortgage Capital Inc. (“IVR”), MFA Financial, Inc. (“MFA”), AG Mortgage Investment Trust, Inc. (“MITT”), Annaly Capital Management, Inc. (“NLY”), New Residential Investment Corp. (“NRZ”), New York Mortgage Trust, Inc. (“NYMT”), Orchid Island Capital, Inc. (“ORC”), PennyMac Mortgage Investment Trust (“PMT”), Redwood Trust, Inc. (“RWT”), Two Harbors Investment Corp. (“TWO”), and Western Asset Mortgage Capital Corporation (“WMC”) (collectively, the “Resi mREIT Universe”). For Agency-focused residential mortgage REIT peer comparison purposes, AGNC’s peer group is unweighted and includes ANH, ARR, CMO, and NLY (collectively, the “Agency REIT Peer Group”). For purposes of evaluating our 2018 performance, CYS Investments, Inc., which was acquired in July 2018, is included in the Agency REIT Peer Group on a prorated basis.

Qualified Leadership

The AGNC management team is led by Gary Kain, our Chief Executive Officer and Chief Investment Officer, and includes a broad mix of mortgage investment experts and industry thought leaders. This management team has a strong track record of success, as reflected in our outperformance since our IPO.

ii    AGNC INVESTMENT CORP. – Proxy Statement

AGNC INVESTMENT CORP. AT A GLANCE

Additionally, we recognize the importance of strong independent leadership on our Board of Directors (the “Board”) and believe that separating the positions of Chair and CEO is the best corporate governance leadership structure for us at this time. Prue Larocca, an independent director, serves as our Board Chair.

AGNC’s Board is currently comprised of six members, including five independent directors, whose diverse range of experience and backgrounds makes them highly qualified to oversee our strategy, operations, and risk management. We evaluate our Board’s backgrounds, skill sets, experience, and diversity on an ongoing basis, including as part of our annual evaluation process, to ensure they align with the Company’s go-forward strategy. We expanded the size of our Board with the appointment of Donna Blank as an independent director on December 3, 2018.

Director Nominees

			Committee
Name	Director Since	Independent	Executive	Audit	Compensation & Corporate Governance
Prue B. Larocca (Independent Chair)	2013	✓	Chair	✓	✓
Donna J. Blank	2018	✓		✓	✓
Morris A. Davis	2008	✓		✓	Chair
Larry K. Harvey	2008	✓	✓	Chair	✓
Gary D. Kain (CEO)	2016		✓
Paul E. Mullings	2016	✓		✓	✓

AGNC INVESTMENT CORP. – Proxy Statement    iii

AGNC INVESTMENT CORP. AT A GLANCE

iv    AGNC INVESTMENT CORP. – Proxy Statement

AGNC INVESTMENT CORP. AT A GLANCE

Strong Stockholder Focus

Our internal management structure provides us a differentiated platform that is closely aligned with stockholder interests. We stand out among mortgage REITs for our transparency, focus on financial disclosure, and our high-quality governance and compensation practices.

Stockholder Engagement

Consistent with our focus on and commitment to our stockholders, we actively engage with and value the opinions of our stockholders, which have influenced the continuing evolution of our compensation program and corporate governance practices. Following our 2018 annual meeting, we conducted extensive stockholder engagement, including meetings that included our independent Board chair as well as the chair of our Compensation and Corporate Governance Committee (the “Compensation Committee”). Our Board was particularly focused on investor feedback regarding our executive compensation program in light of the low support for our 2018 advisory resolution on executive compensation.

In the fall of 2018, we sought meetings with institutional stockholders holding 80% of our institutionally-held common stock and comprising 53% of our outstanding common stock. We ultimately had conversations with investors holding 48% of the institutionally-held common stock and 32% of our total outstanding common stock, in addition to meeting with proxy advisory firms. We engaged with our retail investors, who own 34% of our outstanding common stock, at their request and through our proxy solicitation efforts.

AGNC INVESTMENT CORP. – Proxy Statement    v

AGNC INVESTMENT CORP. AT A GLANCE

The following provides an overview of the common themes and areas of feedback that emerged during these conversations, and describes the changes we have implemented as a direct response to concerns voiced by our stockholders.

Common Themes and Feedback from Stockholder Engagement

What We Heard	How We Are Addressing
Desire for further clarification of peer construction process and challenges

Provided additional background in the proxy statement on the limited availability of comparable peers due to the prevalence of external management structures, lack of disclosure, relative size, and unique business model (see page 43)

Preference for a greater portion of CEO compensation to be allocated to long-term incentive compensation and, within that component, a greater portion in the form of performance-based incentive awards

Amended CEO’s employment agreement to reallocate $2.7 million of target compensation from salary and annual cash bonus to performance-based long-term incentive awards such that the majority of his total annual compensation is now in the form of long-term incentives, two-thirds of which is performance-vesting (see page 48)

Request for a simplified scorecard	Further simplified metrics relative to 2018 scorecard (see page 40)
Increased disclosure regarding, and re-evaluation of, rigor of performance metrics

Performance measures evaluated annually. Enhanced the disclosure around the process for setting metrics and increased the rigor of certain performance metrics for 2019 with greater weight to financial performance (see page 36)

Desire to better understand AGNC’s business and industry	Provided enhanced disclosure in the proxy statement on our business overview, value proposition and investment strategy (see page 25)
Questions around board size, refreshment, and diversity	Recently appointed director supplements skills and experiences and enhances the diversity of our Board (see page 14)
Additional disclosure regarding risk oversight, including environmental, social, and governance (“ESG”) topics	Enhanced disclosure in the proxy statement on risk management and included discussion on our ESG practices in the proxy and on our website (see page 6)

vi    AGNC INVESTMENT CORP. – Proxy Statement

AGNC INVESTMENT CORP. AT A GLANCE

Executive Compensation Program Overview and Evolution

Philosophy and Structure

In connection with the internalization of our management (the “Internalization”) in July 2016, the result of the acquisition of the parent of our external manager from American Capital, Ltd. (“American Capital”), our Compensation Committee implemented a compensation program that aligns executive compensation to our financial and strategic objectives, is highly incentive-based, fully transparent, and reduces operating expenses through elimination of management fees.

We believe that it is important to maintain an appropriate and competitive compensation program that drives our key employees both in the short- and long-term and aligns the interests of our executive officers and other employees with those of our stockholders. We do not benchmark our compensation levels against comparator companies as we believe that our internal management structure combined with our size and scale relative to other mortgage REITs significantly differentiates us.

We compensate our named executive officers (“NEOs”) in a manner that balances short- and long-term compensation and cash and equity-based compensation. Our NEOs’ compensation program includes three primary elements: base salary, short-term incentives in the form of an annual cash bonus, and long-term equity incentives in the form of performance-based restricted stock units (“RSUs”) and time-based RSUs. Since our Internalization, the composition of our NEOs’ total target compensation has shifted significantly, with a greater emphasis on performance-based compensation and long-term equity. In 2018, 81% of average target compensation of our NEOs consisted of short-term and long-term incentive compensation, a 5% increase from 77% in 2017. In 2019, 85% of average NEO target compensation will be incentive based.

CEO Compensation Changes and Program Enhancements

During our stockholder engagement, a number of investors provided their view that a greater percentage of our CEO Gary Kain’s compensation should be linked to long-term performance. As a result of this feedback, the Compensation Committee and Mr. Kain engaged in discussions to amend his employment contract in a way that would significantly shift his target compensation from annual cash payments to long-term performance-based incentives. Thus, beginning on February 1, 2019, $2.7 million of Mr. Kain’s target compensation was reallocated from cash, in the form of salary and annual bonus, to performance-based long-term incentive awards. As a result of this shift, 56% of Mr. Kain’s total compensation at target will consist of long-term equity incentive awards, 67% of which will be performance-based. The details of Mr. Kain’s revised compensation are discussed further on page 48 of this proxy statement.

In addition, the Compensation Committee revised the corporate scorecard for determining incentive compensation under our short-term program for 2019. These changes are in addition to the revisions made to the 2018 scorecard increasing the weighting of financial measures and adjusting certain performance metrics. The 2019 revised scorecard is simplified and provides for increased rigor of the performance metrics relative to 2018. We also enhanced the disclosure around the process the Committee undertakes when setting metrics and goals. For a more detailed discussion of the 2019 scorecard, please see page 40.

AGNC INVESTMENT CORP. – Proxy Statement    vii

AGNC INVESTMENT CORP. AT A GLANCE

The following graphic shows the evolution of our compensation program since the Internalization, including recent enhancements discussed above.

The following graphic illustrates the shift in our CEO’s total compensation at target since our Internalization, with a greater emphasis on long-term equity and performance-based compensation.

viii    AGNC INVESTMENT CORP. – Proxy Statement

AGNC INVESTMENT CORP. – Proxy Statement    i

ii    AGNC INVESTMENT CORP. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

BOARD AND GOVERNANCE MATTERS

Our Board is currently comprised of five independent directors and our CEO. The following table sets forth the current members of our Board and their committee membership:

Name	Director Since	Executive	Audit(1)	Compensation and Corporate Governance(2)
Prue B. Larocca* (Board Chair)	2013	Chair	✓	✓
Donna J. Blank*	2018		✓(3)	✓
Morris A. Davis*	2008		✓	Chair
Larry K. Harvey*	2008	✓	Chair	✓
Gary D. Kain	2016	✓
Paul E. Mullings*	2016		✓	✓

*	Director is “independent” as defined in Rule 5605(a)(2) of The Nasdaq Listing Rules (the “Nasdaq rules”).
(1)

Each member of the Audit Committee is “independent” as defined in Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq rules and Rule 10A-3 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”). The Board has determined that Mr. Harvey and Ms. Blank are each an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”)).

(2)	Each member of the Compensation and Corporate Governance Committee is “independent” as defined in Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq rules.
(3)	It is anticipated that Ms. Blank will be appointed as Chair of the Audit Committee in 2019.

Board Leadership Structure

Ms. Larocca has served as our Chair and lead independent director since May 2016, and Mr. Kain has served as our Chief Executive Officer since March 2016. We recognize the importance of strong independent leadership on our Board and believe that separating the positions of Chair and Chief Executive Officer is the best corporate governance leadership structure for us at this time. Our Board has determined that all of the current directors, except Mr. Kain, are “independent” as defined in the Nasdaq rules.

It is our Board’s policy as a matter of good corporate governance to have our independent directors meet regularly without members of management or employee directors present to facilitate the Board’s effective independent oversight of management. Presently, our independent directors meet during our Board’s quarterly in-person meetings and may hold additional meetings at the request of the Chair or any other independent director.

Each of our Board’s Audit Committee and Compensation Committee is composed entirely of independent directors. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at the Company’s expense, to assist them in performing their duties. A majority of our Board’s Executive Committee also consists of independent directors.

Corporate Governance

Our Board has developed strong corporate governance practices, which are memorialized in our Corporate Governance Guidelines, to support its oversight responsibilities. These guidelines, together with our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), Third Amended and Restated By-laws, as amended (our “By-laws”), and committee charters of the Audit Committee and the Compensation, form the basis for performance of our governance activities. All of these documents are available in the Investors section of our website at www.AGNC.com.

AGNC INVESTMENT CORP. – Proxy Statement    1

BOARD AND GOVERNANCE MATTERS

CORPORATE GOVERNANCE HIGHLIGHTS

•	Annual election of directors
•	Directors elected by majority, not plurality, voting, with a resignation policy for directors who do not receive a majority support
•	Three of six directors are gender or ethnically diverse
•	Chair is independent
•	All directors serve on two or fewer public company boards
•	Regular meetings of independent directors without members of management
•	Stock ownership guidelines for directors and our most senior executive officers
•	Anti-hedging and pledging policy for executive officers and directors
•	Clawback policy for compensation
•	No stockholder rights plan or “poison pill”
•	Comprehensive Code of Ethics and Conduct and Corporate Governance Guidelines
•	Annual board and committee self-evaluations
•	100% attendance at 95% of our Board and committee meetings in 2018
•	Membership in the National Association of Corporate Directors (the “NACD”), a leading authority on corporate boardroom and governance practices
•	Stockholder engagement program, including participation by directors

Committees of the Board of Directors

Our Board’s principal standing committees and their primary functions are described below.

Executive Committee

This committee has the authority to exercise all powers of the Board except for actions that must be taken by the full Board under Delaware law, our Certificate of Incorporation, or By-laws.

Audit Committee

This committee assists the Board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	the adequacy of our internal controls over financial reporting, including information technology security and controls relating to the preparation of our financial statements;

•	our internal audit department and their annual scope of work;

•	our compliance with legal and regulatory requirements;

•	compliance with our Code of Ethics and Conduct (“Code of Ethics”);

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing the plans and results of the audit engagement with the independent registered public accounting firm, approving professional services provided by the independent registered public accounting firm, and considering the range of audit and non-audit fees. The committee’s meetings include, whenever appropriate, executive sessions with our independent external auditors, without the presence of management.

2    AGNC INVESTMENT CORP. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

Compensation and Corporate Governance Committee

This committee’s principal functions are to:

•	oversee and review our compensation practices with respect to our executive officers, employees, and members of the Board and make recommendations to the Board on these matters;
•	set the terms of employment of our executive officers and recommend CEO compensation decisions for approval by all of the independent directors on our Board;
•	administer our equity and incentive plans to the extent delegated authority by the Board;
•	provide general oversight of our compensation structure, including any compensation plans;
•	regularly evaluate and report to the Board on executive and director succession plans;
•	identify and engage in leadership development opportunities for management and the Board;
•	monitor and facilitate our governance, including membership of the Board and operations pursuant to our Corporate Governance Guidelines;
•	review and evaluate the sufficiency of our Code of Ethics;
•	oversee evaluation of our Board, committees, and management; and
•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings.

The Compensation Committee also serves as the Board’s standing nominating committee and as such performs the following functions:

•

identifying, recruiting, and recommending to the Board qualified candidates for election as directors and recommending a slate of nominees for election as directors by our common stockholders at the annual meeting of stockholders;

•	developing and recommending to the Board Corporate Governance Guidelines, including the committee’s selection criteria for director nominees;
•	recommending to the Board nominees for each committee of the Board; and
•	annually facilitating an assessment of the Board’s performance as a whole and of the individual directors and making reports thereon to the Board.

Under its charter, the Compensation Committee has the authority to select, retain, and terminate compensation consultants. In connection with the Internalization in 2016, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to assist the Compensation Committee in designing and establishing a compensation structure. Since that time, the Compensation Committee has engaged FW Cook on an annual basis to advise on and assist with the review and evaluation of executive compensation and compensation of our non-employee directors.

Board and Committee Meetings

Under our By-laws and Delaware law, the Board and its committees are permitted to take actions at regular or special meetings and by written consent. The Board generally holds regular quarterly meetings and meets on other occasions as necessary. The Board held 11 regular and special meetings during 2018. In addition, the independent directors met separately in executive sessions to discuss various matters, including our performance and the performance of our Chief Executive Officer and other executive officers.

AGNC INVESTMENT CORP. – Proxy Statement    3

BOARD AND GOVERNANCE MATTERS

Each of the Audit Committee and the Compensation Committee schedules regular meetings to coincide with the quarterly in-person meetings of the Board and also meets at the request of senior management or at such other times as its Chair determines. The Chair of each Committee, in consultation with our Secretary, sets the agendas for the meetings. Each committee reports to the Board on its activities at the next regularly scheduled Board meeting following its committee meetings and when appropriate. During 2018, the Audit Committee held five meetings, and the Compensation Committee held six meetings.

Each of our independent directors attended all of the meetings of the Board and committees on which he or she served in 2018. Mr. Kain was unable to attend one special meeting of the Board but attended all other meetings. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend, and each of our directors who was on the Board at that time attended the 2018 Annual Meeting in person.

Director Nomination Process

Nominations for election to the Board may be made by the Compensation Committee or by any common stockholder entitled to vote for the election of directors. Candidates recommended by common stockholders will be evaluated by the Compensation Committee under the same criteria that are applied to other candidates.

Board Membership Criteria

The Compensation Committee endeavors to identify, recruit, and nominate candidates based on the following eligibility and experience criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience, and independence, as well as factors relating to the composition of the Board, including its size and structure, the relative strengths and experience of current directors, and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender, and age. The Compensation Committee recognizes the importance of diverse viewpoints, experience, and backgrounds to a well-functioning Board. Although the committee does not have formal objective criteria for diversity on our Board, it is a significant consideration, and since 2013, 75% of new director nominations have been women or minority candidates. In nominating candidates to the Board, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her contributions to determine suitability for continued service, taking into consideration the Board’s criteria for candidates, the Board evaluation process, and other perceived needs of the Board. The Company maintains a corporate membership in the NACD, which provides each director with access to continuing education, research materials, and publications relating to corporate governance, board leadership, and other topical information.

Oversight of Strategy and Key Risks

Our Board is responsible for the general oversight of the Company, including our strategic direction, the performance of our executive officers, and the Company’s risk management processes, to assure that the long-term interests of our stockholders are being served. In performing this oversight function, the Board, directly or through its standing committees, regularly reviews and discusses our corporate strategy and our material strategic, operational, financial, compensation, and compliance risks with senior management.

4    AGNC INVESTMENT CORP. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

The Board receives updates at each regular meeting on the Company’s performance, market conditions, and other recent developments, including, among other things, the risks and opportunities facing us, as well as the strategies used to hedge the Company’s exposure to market risks, including interest rate, prepayment, and extension risks. The Board periodically reviews and discusses with management and in executive session our near and longer run strategic direction. The Board has also adopted, and regularly reviews our compliance with, various policies and procedures addressing other operational risks.

The Board believes the risk of cybersecurity is an enterprise-wide concern impacting people, processes, and operations, and in light of the pervasive and increasing threat from cyber attached to all companies, the Board believes oversight of this risk is appropriately allocated to the full Board. The Board has evaluated with management the threat to the Company after considering our operations and the types of data retained on our systems. Although our primary business involves investment in mortgages and mortgage-related instruments, we do not receive personal information on individual mortgage borrowers as part of our regular operations, as we do not perform mortgage servicing, maintain customer accounts, or provide any direct mortgage lending. The Company contracts with third party security firms to provide threat detection and conduct annual testing on our systems. The Board reviews cybersecurity and receives reports from the Company’s Senior Vice President for Information Technology on an annual basis. The Board may also receive additional updates or reports from management as necessary.

The Board also recognizes the importance of effective executive leadership to our successful execution of strategy and promotion of an ethical and professional culture throughout our organization. The Board is actively engaged in overseeing succession planning and our human capital management. The Board and the Compensation Committee routinely review staffing for critical roles, considering the operational needs of the Company and the potential leadership, industry knowledge, and investment skills of existing employees. The Board and Compensation Committee remain interested in the engagement of the Company’s employees and discuss with senior management results of engagement surveys conducted with employees. Executives and other key employees in the Company are given exposure to the Board during meetings and other events to assist with their development and the Board’s evaluation. In addition, the Board is regularly updated on management’s strategies for recruiting, developing, and retaining outstanding personnel and minimizing employee turnover, as applicable. These strategies include the Company’s broad-based long-term incentive compensation program which make grants of RSUs to all employees at every level of the Company, thereby further aligning the interest of all of our employees with our stockholders.

The Board has delegated certain risk management oversight responsibility to its committees as follows:

•

Regulatory Compliance Risk: The Board, both directly and through the Audit Committee, receives regular reports from the Company’s legal, accounting, and internal audit representatives on regulatory matters, including the Company’s compliance with its REIT qualification and exemption from the Investment Company Act of 1940, compliance with our Code of Ethics, and our advisory subsidiary’s compliance with the Investment Advisers Act of 1940.

•

Financial and Accounting Risk: The Audit Committee oversees the Company’s management of its financial, accounting, internal controls, and regulatory compliance through regular meetings with our Chief Financial Officer, senior representatives of the Company’s accounting, tax, internal audit, and legal departments, and representatives of the Company’s independent public accountant.

•	Litigation Risk: The Compensation Committee monitors the Company’s litigation, if any.

AGNC INVESTMENT CORP. – Proxy Statement    5

BOARD AND GOVERNANCE MATTERS

•	Compensation and Benefit Plan Risk: The Compensation Committee considers the extent to which our compensation and benefit plan programs may create risk for the Company.

•	Governance Risk: The Compensation Committee also oversees risks related to Board organization, membership, structure, and corporate governance.

•	Succession Planning Risk: The Compensation Committee is responsible for ensuring that a succession plan is in place for our executive officers and other key employees.

A diagram of our Board’s allocation of risk management responsibility is as follows:

Corporate Responsibility

We understand the importance of incorporating environmental and social considerations into our business and day-to-day operations. We consider the interests of all our stakeholders – our stockholders, employees, lenders and other counterparties, vendors, and community – in pursuing the long-term success of our business.

Environmental Considerations

As an investment firm with 56 office-based employees, our business operations have a relatively modest environmental impact. Nevertheless, we do consider environmental risk factors and strive to use resources efficiently and responsibly.

Our corporate efforts to reduce our environmental impact include:

•	Headquarters located in a LEED certified and Energy Star® labeled building
•	Company-paid accessible public transit

6    AGNC INVESTMENT CORP. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

•	Office cleaning and pest control conducted with specific green products
•	Single stream recycling as well as recycling containers at all desks and in common areas
•	Recycling of electronic equipment and ink cartridges
•	Energy Star® printers
•	Motion sensor control lighting in certain areas
•	Water coolers
•	Compostable and recycled kitchen products

Social Considerations

AGNC’s primary social considerations and impacts relate to our investment activity and human capital management, both of which are critical to our success as an organization.

Investment Activity

As a provider of private capital to the U.S. housing market through our investments in residential mortgages, our business enhances liquidity in the residential real estate mortgage markets and, in turn, facilitates home ownership in the U.S. As of December 31, 2018, AGNC had over $90 billion in aggregate mortgage and mortgage-related investments. AGNC is also a substantial investor in “lower balance” and high loan-to-value (“LTV”) loans, including those originated under the Home Affordable Refinance Program (“HARP”), both of which support mortgage types that have been historically disfavored by mortgage originators or investors. In aggregate, lower balance and high LTV loans, including HARP loans, constituted approximately 51%, or over $46 billion, of our investment portfolio as of December 31, 2018.

Human Capital Management

As an employer, we have a responsibility to our most important asset, our employees. We are committed to providing our employees an engaging, supportive, and inclusive atmosphere in which to grow professionally and contribute. We recognize the importance of ongoing communication and engagement with our employees through direct channels, facilitated by our small employee base. In addition, we provide a hotline where employees can submit claims or report suspected abuses anonymously. We recently completed an anonymous employee survey, and the Company had an over 90% satisfaction rating in many areas, including AGNC’s treatment of its employees, physical working conditions, commitment to integrity, and overall culture and environment. Based on the results of this survey, our Board and management are working to implement a number of ideas and recommendations that we received from employees.

We are also committed to promoting equality and further increasing diversity within our workforce. We were recently recognized as one of 230 companies selected for the 2019 Bloomberg Gender-Equality Index for our commitment to transparency in gender reporting and advancing women’s equality.

AGNC INVESTMENT CORP. – Proxy Statement    7

BOARD AND GOVERNANCE MATTERS

Finally, we pride ourselves on providing a wide selection of resources to protect our employees’ health, well-being, financial security, safety, and work-life balance, including:

To learn more, please visit the Corporate Responsibility section of our website at www.agnc.com/corporate-responsibility or email CR@agnc.com.

Director Compensation

As described in more detail below, we compensate our independent directors with cash retainers and equity-based awards. Directors who are employees of the Company or our subsidiaries do not receive any compensation for service as a member of the Board although we reimburse all directors for travel expenses incurred in connection with Board and committee meetings and Board-related functions. The Compensation Committee periodically reviews the form and amount of compensation paid to our independent directors to ensure it remains consistent with quality corporate governance practices. In these reviews, the Compensation Committee regularly consults with FW Cook for advice on the design and structure of the program, information on recent trends and developments in non-employee director compensation, general industry data, and analyses of the competitiveness of our non-employee director compensation levels relative to comparable companies. Based on its review, the Board has concluded that the compensation paid to the independent directors for service on the Board, including the retainers for Board and committee chair positions, is reasonable in light of the work required in each role.

Independent directors receive a cash retainer for service on the Board at the rate of $100,000 per year, payable quarterly in advance. The Chairs of our Audit Committee and Compensation Committee each receive an additional annual retainer of $25,000, each payable quarterly in advance. Our Chair receives an additional annual retainer of $50,000, payable quarterly in advance.

8    AGNC INVESTMENT CORP. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning the long-term interests of our directors with those of our stockholders. On April 19, 2018, each of our independent directors serving on the Board at that time received 6,680 RSUs under the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan (the “2016 Plan”), which is described in more detail below. The RSUs vest on April 19, 2019, subject to the director’s continued service on our Board through the vesting date. Each RSU represents the right to receive an equivalent number of shares of our common stock, plus dividend equivalents, subject to the terms of the 2016 Plan.

The following table sets forth the compensation received by each independent director during 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Donna J. Blank(2)	8,333	–	8,333
Morris A. Davis	125,000	125,000	250,000
Larry K. Harvey	125,000	125,000	250,000
Prue B. Larocca	150,000	125,000	275,000
Paul E. Mullings	100,000	125,000	225,000

(1)

The amounts reported in the “Stock Awards” column represent the grant date fair value of each award granted calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), as required by Securities and Exchange Commission (“SEC”) regulations. Each award represents the right to receive 6,680 shares of common stock (calculated by dividing the value of the award by the closing price of a share of common stock on the grant date, which was $18.71 on April 19, 2018). As of December 31, 2018, in connection with these awards, each of Ms. Larocca, Dr. Davis, and Messrs. Harvey and Mullings had unvested RSUs relating to 7,287 shares of common stock, including dividend equivalents on the RSUs.

(2)	Ms. Blank was appointed to the Board effective December 3, 2018.

The 2016 Plan

The Company maintains the 2016 Plan, which allows us to provide our directors, executive officers, and other employees with equity incentive compensation. Subject to adjustment as described in the 2016 Plan, total awards under the 2016 Plan are limited to 10,000,000 shares, inclusive of dividend equivalents paid on such awards. These shares may be shares of original issuance or treasury shares or a combination of the two. Pursuant to the 2016 Plan, the Company may grant stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, performance units, cash incentive awards, certain other awards based on or related to our common stock, and dividend equivalents paid with respect to awards under the 2016 Plan. Awards may be time-vested or performance-vested.

The 2016 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights, restricted shares, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards denominated or payable in, or otherwise based on, shares of common stock, plus cash incentive awards, for the purpose of providing our non-employee directors, officers, and other employees, and those of our subsidiaries, incentives and rewards for service or performance. The 2016 Plan places a limit on the dollar value of awards and other compensation that may be made to a director in any year. The grant agreements for grants awarded under the 2016 Plan permit members of our Board to defer distribution of their awards for a period of up to ten years.

AGNC INVESTMENT CORP. – Proxy Statement    9

BOARD AND GOVERNANCE MATTERS

Independent Director Plan

In connection with our IPO, we established the American Capital Agency Corp. Equity Incentive Plan for Independent Directors (the “Independent Director Plan”), which provided for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards, and other awards based on our common stock that may be made by us to our independent directors. The Independent Director Plan was terminated when our stockholders approved the 2016 Plan on December 9, 2016, except with respect to then outstanding awards. Restricted stock units awarded under the Independent Director Plan conferred to the participant the right to receive cash, common stock, or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that were subject to the award. The holders of awards of restricted stock units were entitled to receive dividend equivalents, which in either case could be payable immediately or on a deferred basis and could elect to defer distribution of their equity-based awards for a period of up to ten years.

Stock Ownership Guidelines

Our Board believes that directors more effectively represent the best interests of the Company if they are stockholders themselves. Thus, independent directors are encouraged to own shares of our common stock equal in value to 3x the annual cash Board retainer (which is $100,000) within the later of five years of joining the Board or January 24, 2022. Shares of deferred or restricted stock or units (both vested and unvested and including shares for which a deferral election was made) granted to directors under the Independent Director Plan and the 2016 Plan are included in determining the number of shares held for this purpose. Until the stated minimum is met, each independent director must retain at least 50% of the shares of common stock received upon vesting, net of any shares withheld or sold to pay or reimburse taxes on such income.

In addition, our Board has adopted a policy prohibiting our directors and executive officers from any hedging, pledging, or entering into margin loans with respect to any shares of our common stock (regardless of whether such stock is owned directly or indirectly, as such terms are used in the SEC rules promulgated under the Exchange Act) or from engaging in short sales of our common stock or otherwise entering into any other transaction or derivative agreement where he or she would earn a profit based on a decline of our stock price.

The following table sets forth the total stock ownership of our independent directors, including beneficially owned, unvested, and deferred shares, as calculated pursuant to our stock ownership guidelines as of February 22, 2019:

Name	Beneficially Owned Shares (#)	Unvested Shares (#)	Deferred Shares (#)	Total (#)
Donna J. Blank	–	–	–	–
Morris A. Davis	–	7,361	14,371	21,732
Larry K. Harvey	21,500	7,361	31,446	60,307
Prue B. Larocca	15,498	7,361	17,152	40,011
Paul E. Mullings	–	7,361	7,419	14,780

Director Resignation Policy

Our By-laws require a candidate in an uncontested election for director to receive a majority of the votes cast in order to be elected as a director. Under this provision, each vote is specifically counted “for” or “against”

10    AGNC INVESTMENT CORP. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

the director’s election, unless a common stockholder abstains from voting with respect to the matter. Thus, a director nominee is required to receive more votes “for” than “against” to be elected. Pursuant to Delaware law, a director shall remain in office until his or her successor is elected and qualified even if the director has not received a vote sufficient for re-election. Thus, a corporation could have a “holdover” director. However, pursuant to our Board-approved director resignation policy, an incumbent director must tender his or her resignation to the Board if the director is nominated but not re-elected. The policy also requires the Compensation Committee to make a recommendation to the full Board on whether to accept or reject the resignation within 90 days of receipt of the tendered resignation, and the full Board to make that determination. The Board would publicly disclose its decision by filing a Current Report on Form 8-K with the SEC within four days of making its determination.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Compensation Committee recommendation or Board action regarding whether to accept the resignation offer. If each member of the Compensation Committee does not receive a vote sufficient for re-election, then the independent directors who did receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. If only three or fewer directors receive a sufficient vote for re-election, all directors (other than the director who tendered the resignation under review) may participate in the action regarding whether to accept the resignation offers.

Certain Transactions with Related Persons

Related Person Transaction Policies

Our Board has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then promptly assess and communicate that information to the Compensation Committee. Based on its consideration of all of the relevant facts and circumstances, the Compensation Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Compensation Committee, which will evaluate all options available, including ratification, revision, or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Our Code of Ethics, which is reviewed by our Board and provided to all of our directors, officers, and employees, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of AGNC. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our chief compliance officer. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his or her provision of services to us. Our chief executive officer, president, chief financial officer, principal accounting officer, controller, directors and certain other persons who may be designated by our Board or its Audit Committee, whom we collectively refer to as our financial executives, must consult with our chief compliance officer with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the

AGNC INVESTMENT CORP. – Proxy Statement    11

BOARD AND GOVERNANCE MATTERS

event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the financial executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our Audit Committee. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our financial executives) on our web site at www.AGNC.com.

Related Person Transactions

Following the Internalization, our subsidiary, MTGE Management, LLC served as the investment manager of MTGE Investment Corp. (“MTGE”) until October 7, 2018 pursuant to a management agreement. In 2018, we received $10.8 million in management fees in addition to reimbursements of certain expenses from MTGE. Pursuant to the termination of the management agreement with MTGE, MTGE Management, LLC also received a termination fee of $41.7 million. Prior to the termination of the MTGE management agreement, certain officers of AGNC also served as officers of MTGE. In addition, Mr. Kain served on the Board of MTGE until May 2, 2018. None of our officers received any form of compensation from MTGE for their service as officers, and Mr. Kain received no separate compensation for his service as a director of MTGE.

We have not entered into any other transactions in which any other related person of ours has any material interest.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2018 served as an officer, former officer, or employee of ours or had a relationship disclosable under “Board and Governance Matters—Certain Transactions with Related Persons.” Further, during 2018, none of our executive officers served as:

•

a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

12    AGNC INVESTMENT CORP. – Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Certificate of Incorporation, our common stockholders elect each of the members of the Board annually. The term of each director will expire at the Annual Meeting. Each director has been nominated by the Compensation Committee of the Board, in accordance with our By-laws, to stand for election at the Annual Meeting and to serve as a director until our Annual Meeting to be held in 2020 and until his or her successor is elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A common stockholder using the enclosed form of proxy can vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.

We believe that all of our nominees possess the personal and professional qualifications necessary to serve as a member of our Board and collectively represent a balance of industry knowledge, skills, and expertise. Our directors have been evaluated by the Compensation Committee pursuant to the guidelines described above under “Board and Governance Matters—Board Membership Criteria,” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board. Mr. Kain is our Chief Executive Officer and Chief Investment Officer. All other nominees are independent as defined in the Nasdaq rules.

Summary of Our Board’s Industry and Functional Expertise

We believe that our Directors have a diversity of experience and a wide variety of skills and qualifications that strengthen their ability to provide guidance and oversight to the Company and management on behalf of stockholders.

AGNC INVESTMENT CORP. – Proxy Statement    13

PROPOSAL 1: ELECTION OF DIRECTORS

The information set forth below with respect to each of our directors, each of whom is a nominee for election at the Annual Meeting, is as of February 22, 2019. The business address of each nominee is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814. We have highlighted specific attributes for each Board member below.

Director Nominee Biographies and Qualifications

DONNA J. BLANK, 57

Professional Experience:

Ms. Blank is a finance executive with over 30 years of financial and operational experience, primarily in financial services. From 2015 through 2016, she was Chief Financial Officer at ZAIS Group, LLC, an alternative asset manager. While at ZAIS, Ms. Blank also served as the Chief Financial Officer of its externally managed publicly traded residential mortgage REIT and its public holding company. Prior to her role at ZAIS, she served as Chief Financial Officer and Executive Vice President at NFP Corp., a publicly traded insurance brokerage, from 2008 until 2013. From 2003 to 2008, Ms. Blank was Chief Financial Officer at Financial Guaranty Insurance Company, both before and subsequent to its sale by GE Capital to an investor group in late 2003. She currently serves as an Independent Director and member of the Audit Committee at American Enterprise Mutual Holding Company. Ms. Blank holds an MBA in Finance and a Master of International Affairs, both from Columbia University. Ms. Blank is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Director Qualifications:

Ms. Blank’s extensive public company accounting and operational experience in the financial services sector, including her senior executive role at a publicly traded residential mortgage REIT, strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

14    AGNC INVESTMENT CORP. – Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

MORRIS A. DAVIS, 47

Professional Experience:

Dr. Davis is the Paul V. Profeta Chair of Real Estate and Academic Director of the Center for Real Estate at Rutgers Business School, where he has worked since September 2014. Previously, Dr. Davis was the James A. Graaskamp Chair of Real Estate in the Department of Real Estate at the University of Wisconsin-Madison, where he worked from September 2006 through August 2014. Dr. Davis was also the Academic Director of the James A. Graaskamp Center for Real Estate at the University of Wisconsin-Madison. He was previously on the Academic Advisory Council of the Federal Reserve Bank of Chicago and served as a Research Associate at the Federal Reserve Bank of Cleveland. From July 2002 to August 2006, Dr. Davis was an economist at the Federal Reserve Board working in the Flow of Funds Section. From October 2001 to July 2002, he was Director of Yield Optimization at Return Buy, Inc. and from August 1998 to October 2001, Dr. Davis was an economist at the Macroeconomics and Quantitative Studies Section of the Federal Reserve Board. Dr. Davis is widely published on issues related to the U.S. housing markets and a frequent lecturer. He holds a Ph.D. in Economics from the University of Pennsylvania. Dr. Davis also serves on the board of directors of SkyBridge Opportunity Zone Real Estate Investment Trust, Inc., a private REIT, where he is the chair of the valuation committee. He previously served on the board of directors of MTGE Investment Corp. (Nasdaq: MTGE) from August 2011 until May 2016.

Director Qualifications:

Dr. Davis’s extensive expertise in economics, housing policy, and finance matters strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

AGNC INVESTMENT CORP. – Proxy Statement    15

PROPOSAL 1: ELECTION OF DIRECTORS

LARRY K. HARVEY, 54

Professional Experience:

Mr. Harvey is a recognized financial leader in the global real estate industry with over 20 years of experience in public company accounting and finance. Prior to his retirement, Mr. Harvey served as Chief Financial Officer of Playa Hotels & Resorts B.V. from April 2015 until July 2017. Prior to joining Playa, he served as Executive Vice President and Chief Financial Officer of Host Hotels & Resorts, Inc. (NYSE: HST) (“Host”) from 2007 to 2013 and served as its Treasurer from 2007 to 2010. From 2006 to 2007, Mr. Harvey served as Senior Vice President, Chief Accounting Officer of Host and from 2003 to 2006, he served as Host’s Senior Vice President and Corporate Controller. Prior to rejoining Host in 2003, he served as Chief Financial Officer of Barceló Crestline Corporation, formerly Crestline Capital Corporation. Prior to that, Mr. Harvey was Host’s Vice President of Corporate Accounting, before the spin-off of Crestline in 1998. Mr. Harvey previously served on the board of directors of American Capital Senior Floating, Ltd. (Nasdaq: ACSF) from 2013 to 2018 and on the board of directors of MTGE Investment Corp. (Nasdaq: MTGE) from 2011 until 2016. Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Director Qualifications:

Mr. Harvey’s public company accounting, finance, and risk management expertise, including his extensive experience as a senior executive of a REIT responsible for the preparation of financial statements, strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

PRUE B. LAROCCA, 67

Professional Experience:

Ms. Larocca has served as our Chair and Lead Independent Director since May 2016. She is a retired investment banking executive and a widely recognized expert in the areas of housing finance and securitization. In addition, Ms. Larocca is a member of the board of the Housing Preservation Foundation and the Washington School for Girls and previously served two terms on the board of the American Securitization Trade Association. Ms. Larocca was a Managing Director of Royal Bank of Scotland (“RBS”) in the Mortgage Backed and Asset Backed Finance Group from 1997 until her retirement from RBS in 2011. Prior to joining RBS, Ms. Larocca was a Senior Vice President at Lehman Brothers in the mortgage finance business, managed the consumer and single-family securitization business for the Resolution Trust Corporation and practiced law with the firms of Milbank, Tweed, Hadley and McCloy and Kutak Rock. She is a graduate of the Georgetown University Law Center and Indiana University. Ms. Larocca previously served on the board of directors of MTGE Investment Corp. (Nasdaq: MTGE) from February 2013 until May 2016.

Director Qualifications:

Ms. Larocca’s extensive and lengthy expertise in mortgage finance and asset securitization strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

16    AGNC INVESTMENT CORP. – Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PAUL E. MULLINGS, 68

Professional Experience:

Mr. Mullings has 40 years’ experience in the mortgage banking sector. Mr. Mullings currently serves as a Managing Director of The Collingwood Group, a business advisory and risk management firm focused on the financial services industry, a position he has held since 2015. From 2005 to 2015, Mr. Mullings served as a Senior Vice President of Freddie Mac in the Single-Family Business division. While at Freddie Mac, he also served on the Operating, Management and Credit Risk Committees. Prior to joining Freddie Mac, Mr. Mullings was a Senior Vice President at J.P. Morgan Chase & Co. from 1997 to 2005 in the home finance area. Previously, Mr. Mullings was the President and Chief Executive Officer of the Mortgage Electronic Registration Systems, Inc. (MERS) and the President and Chief Executive Officer of the Residential Mortgage Division of the First Interstate Bank in Los Angeles. Mr. Mullings received his Overseas Certificate in Business Studies from the College of Arts, Science and Technology in Kingston, Jamaica, following which he became a Member of The Institute of Accounting Staff in conjunction with the Association of Certified Accountants in London, England.

Director Qualifications:

Mr. Mullings’ extensive senior executive officer experience in the mortgage banking sector and the secondary mortgage market strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

GARY D. KAIN, 53

Professional Experience:

Mr. Kain has served as a Director and our Chief Executive Officer since March 2016 and Chief Investment Officer since January 2009. He previously was our President from April 2011 until March 2018.

Prior to joining AGNC Investment Corp., Mr. Kain was Senior Vice President of Investments and Capital Markets of Freddie Mac from May 2008 to January 2009. He also served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for the company’s $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served as Vice President of Mortgage Portfolio Strategy at Freddie Mac. From 1995 to 2001, he was the head trader in Freddie Mac’s Securities Sales & Trading Group, where he was responsible for managing all trading decisions including REMIC structuring and underwriting, hedging all mortgage positions, income generation, and risk management. Prior to that, he served as a senior trader, responsible for managing the adjustable-rate mortgage and REMIC sectors. Mr. Kain previously served as a Director and Chief Executive Officer of MTGE Investment Corp. (Nasdaq:MTGE) from March 2016 until May 2018 and as Chief Investment Officer from March 2011 until May 2018. In addition, he served as President from March 2011 until March 2018 of MTGE.

Director Qualifications:

Mr. Kain’s extensive and lengthy expertise in the Agency mortgage sector and his deep knowledge of our business as our Chief Executive Officer and Chief Investment Officer strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

AGNC INVESTMENT CORP. – Proxy Statement    17

PROPOSAL 1: ELECTION OF DIRECTORS

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the affirmative vote of a majority of the votes cast by holders of our common stock at the Annual Meeting. The affirmative vote of a “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of six directors at the Annual Meeting, it will mean that each of the six candidates will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

18    AGNC INVESTMENT CORP. – Proxy Statement

PROPOSAL 2: ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

PROPOSAL 2:

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

General Information

As required by Section 14A of the Securities Exchange Act of 1934, we are asking for your advisory vote on the compensation paid to our named executive officers as disclosed in this proxy statement. Our Board has determined to hold this “say-on-pay” vote every year.

We urge you to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosures section appearing on pages 25 to 59. As described in detail in this proxy statement, we believe that our executive compensation program applies a pay-for-performance philosophy that effectively aligns the interests of our NEOs with those of our stockholders and allows us to attract, retain, and appropriately incent executives with the skills and experience necessary to achieve our key business objectives.

While the vote on this proposal is advisory in nature and not binding, the Board and the Compensation Committee will take the results of the vote into account in making future compensation decisions.

We are requesting our stockholders to approve, in a non-binding, advisory vote, the following resolution:

“RESOLVED, that the stockholders of the Company hereby approve the compensation paid to our named executive officers, as disclosed in the proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related material disclosed in the proxy statement.”

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of all shares of common stock present or represented and entitled to vote at the Annual Meeting is required for advisory approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

AGNC INVESTMENT CORP. – Proxy Statement    19

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

Ernst & Young LLP has served as our independent public accountant since our IPO and, at a meeting on February 20, 2019, the Audit Committee approved the appointment of Ernst & Young LLP to audit our financial statements for 2019. This appointment is subject to ratification or rejection by our common stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Independent Public Accountant’s Fees

Ernst & Young LLP performed various audit and other services for us during 2018 and 2017. Fees for professional services provided by Ernst & Young LLP in 2018 and 2017 in each of the following categories were:

	2018	2017
Audit Fees	$1,656,500	$1,734,500
Audit-Related Fees	–	–
Tax Fees	58,440	68,380
All Other Fees	–	–
Total Fees	$1,714,940	$1,802,880

Audit Fees

“Audit Fees” relate to fees and expenses billed by Ernst & Young LLP for the annual audit, including the audit of our financial statements, services required by statute and regulation, audit of internal control over financial reporting, review of our quarterly financial statements, and for comfort letters and consents related to stock issuances.

Tax Fees

“Tax Fees” relate to fees billed for professional services for tax compliance and consulting on tax-related matters.

Pre-Approval Policy

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations and were pre-approved by the Audit Committee for 2018 in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent public accountant. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent public accountant, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. The committee may delegate its pre-approval authority to one or more of its members, and such member(s) are required to report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has delegated authority to its Chair to pre-approve the engagement and related fees of the independent public accountant for any additional audit or permissible non-audit services. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimus amount of less than 5% of the total annual fees paid by us to the independent public

20    AGNC INVESTMENT CORP. – Proxy Statement

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

accountant during the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services, and are reported to the Audit Committee promptly thereafter and approved prior to the completion of the annual audit.

Conclusion and Recommendation; Vote Required

The affirmative vote of the holders of a majority of all shares of our common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent public accountant. Abstentions will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2019.

AGNC INVESTMENT CORP. – Proxy Statement    21

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee presently composed of five directors, Mss. Blank and Larocca, Dr. Davis, and Messrs. Harvey and Mullings. Each of the directors is independent as defined in the Nasdaq rules. The Board of Directors has determined that Ms. Blank and Mr. Harvey are each an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available in the Investors section of our website at www.AGNC.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited consolidated financial statements with management and with Ernst & Young LLP, our independent auditors for 2018.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received from Ernst & Young LLP the written statements required by Public Company Accounting Oversight Board Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2018 be included in our annual report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

The Audit Committee has approved the appointment of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2019 and has directed that the appointment of Ernst & Young LLP be submitted to our stockholders for ratification.

By the Audit Committee:

Larry K. Harvey, Chair

Donna J. Blank

Morris A. Davis

Prue B. Larocca

Paul E. Mullings

Use of Report of the Audit Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Exchange Act.

22    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Executive Officer Biographies

The Board generally elects officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of February 22, 2019. The business address of each executive officer is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814.

GARY D. KAIN, 53

Director, Chief Executive Officer and Chief Investment Officer

Mr. Kain has served as a Director and our Chief Executive Officer since March 2016 and Chief Investment Officer since January 2009. He previously served as our President from April 2011 until March 2018. Further information about Mr. Kain may be found under “Proposal 1: Election of Directors-Director Nominee Biographies and Qualifications” of this proxy statement.

PETER J. FEDERICO, 52

President and Chief Operating Officer

Mr. Federico has served as our President and Chief Operating Officer since March 2018. He was previously our Executive Vice President and Chief Financial Officer from July 2016 until March 2018 and Senior Vice President and Chief Risk Officer from June 2011 until our Internalization in July 2016.

Prior to joining AGNC Investment Corp., Mr. Federico served as Executive Vice President and Treasurer of Freddie Mac from October 2010 through May 2011, where he was primarily responsible for managing the company’s investment activities for its retained portfolio and developing, implementing and managing risk mitigation strategies. He was also responsible for managing Freddie Mac’s $1.2 trillion interest rate derivative portfolio and short- and long-term debt issuance programs. Mr. Federico also served in a number of other capacities at Freddie Mac, including as Senior Vice President, Asset & Liability Management, during his tenure with the company, which began in 1988.

CHRISTOPHER J. KUEHL, 45

Executive Vice President, Agency Portfolio Investments

Mr. Kuehl has served as our Executive Vice President since November 2016. He was previously a Senior Vice President from March 2012 through October 2016.

Prior to joining AGNC Investment Corp., Mr. Kuehl served as Vice President of Mortgage Investments & Structuring of Freddie Mac. In this capacity, Mr. Kuehl was responsible for directing Freddie Mac’s purchases, sales, and structuring activities for all MBS products, including fixed-rate mortgages, ARMs, and CMOs. Prior to joining Freddie Mac in 2000, Mr. Kuehl was a Portfolio Manager with TeleBank/Etrade Bank.

AGNC INVESTMENT CORP. – Proxy Statement    23

EXECUTIVE OFFICERS

BERNICE E. BELL, 47

Senior Vice President and Chief Financial Officer

Ms. Bell has served as our Senior Vice President since January 2016 and Chief Financial Officer since March 2018. Ms. Bell previously served as Chief Accounting Officer from January 2016 to March 2018, Vice President from April 2011 to January 2016, and as our Controller from 2008 through December 2015.

Prior to joining AGNC Investment Corp., Ms. Bell served as the Vice President and Controller of American Capital, Ltd. from July 2003 to December 2009. Prior to joining American Capital, Ms. Bell was the Vice President and Controller of certain privately-held companies engaged in the business of telecommunications and software development from July 1998 to June 2003 and was with the accounting firm Price Waterhouse, LLP from July 1994 to June 1998.

AARON J. PAS, 38

Senior Vice President, Non-Agency Portfolio Investments

Mr. Pas has served as our Senior Vice President since October 2016. He was previously a Senior Vice President of MTGE Investment Corp. (Nasdaq: MTGE) and its manager from January 2014 until September 2018 and was Vice President, Non-Agency Portfolio Management, of the manager of MTGE from March 2011 to January 2014.

Mr. Pas was previously the Director of Non-Agency Portfolio Management at Freddie Mac, where he was primarily responsible for managing the firm’s non-Agency residential securities portfolio. Mr. Pas is a CFA charterholder.

KENNETH L. POLLACK, 51

Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Mr. Pollack has served as our Senior Vice President, General Counsel, Secretary and Chief Compliance Officer since July 2016.

Prior to joining AGNC Investment Corp., Mr. Pollack was Senior Vice President and Deputy General Counsel of American Capital, Ltd. At American Capital, Mr. Pollack served as lead counsel for American Capital’s portfolio investment activities in the areas of Real Estate, U.S. Sponsor Finance, U.S. Buyouts, International Power, Special Situations, Operations and Financial Restructuring. Mr. Pollack joined American Capital in 2004. Prior to American Capital, Mr. Pollack was a member of the Corporate and Securities and Real Estate Practice Groups of Arnold & Porter.

24    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2018 NEOs

Our NEOs for 2018 are:

Name	2018 Title
Gary D. Kain Peter J. Federico	Chief Executive Officer and Chief Investment Officer President and Chief Operating Officer
Christopher J. Kuehl	Executive Vice President, Agency Portfolio Investments
Bernice E. Bell	Senior Vice President and Chief Financial Officer
Aaron J. Pas	Senior Vice President, Non-Agency Portfolio Investments
Kenneth L. Pollack	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Executive Summary

This Compensation Discussion and Analysis provides information on our executive compensation philosophy, objectives, and structure, and our process for setting compensation for our named executive officers, or NEOs. Information regarding our extensive stockholder outreach program and responsiveness to the 2018 advisory resolution on executive compensation is also included.

Business Overview

AGNC is an internally-managed REIT that invests predominantly in Agency residential mortgage-backed securities on a leveraged basis. We seek to provide investors with attractive risk-adjusted returns over a wide range of market scenarios through monthly dividends and tangible net asset value accretion, while maintaining the lowest operating cost structure among residential mortgage REITs. We generate income from the interest earned on our investment assets, net of associated borrowing and hedging costs, and net realized gains and losses on our investments and hedging activities. As such, our business operations are similar in nature to a levered fixed income investment fund.

AGNC INVESTMENT CORP. – Proxy Statement    25

EXECUTIVE COMPENSATION

AGNC combines a track-record of strong financial performance with the lowest cost operating structure in the residential mortgage REIT industry to generate and return value to our stockholders. We are committed to executing on our strategy through five key aspects of our business, which collectively constitute our strong value proposition for our stockholders:

(1)

Annualized total stock return is measured from AGNC’s IPO through December 31, 2018. Total stock return over a period includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. Source: S&P Global Market Intelligence.

(2)

Annualized total economic return is measured from June 30, 2008 through December 31, 2018. Total economic return represents the change in net book value per common share and dividends declared on common stock during the period over the beginning net book value per common share. Source: Company filings and S&P Global Market Intelligence.

(3)

For all mortgage REITs other than AGNC, cost structures are based on operating expenses and average stockholders’ equity (excluding noncontrolling interests, as applicable) over the trailing twelve-month period ended September 30, 2018 as publicly reported by such REITs. Operating costs include expenses for compensation and benefits, management fees, incentive fees (if applicable), and general and administrative expenses. To the extent publicly disclosed by such REITs, operating costs exclude one-time or nonrecurring expenses and direct costs associated with operating activities, such as loan acquisition costs, securitization costs and servicing expenses. AGNC’s operating cost structure is based on average stockholders’ equity for the twelve-month period ended December 31, 2018; it includes compensation and benefits and general and administrative expenses and excludes non-cash amortization charges and nonrecurring charges (including retention or stay bonuses) associated with AGNC’s internalization transaction and other one-time events. Source: Company filings and S&P Global Market Intelligence.

26    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

Recent Performance

Performance Highlights:

•   15.1% Annualized Total Stock Return from IPO through December 31, 2018, compared to 5.7% for our Agency REIT Peer Group and 7.9% for the S&P 500

•   Operating Expenses for 2018 was less than 0.80% as a percentage of Stockholders’ Equity

•   2018 total stock return of -2.5% significantly exceeded our Agency REIT Peer Group return of -13.4% by 10.9% and the S&P 500 return of -4.4% by 1.9%

•   Economic return of -4.9% materially outperformed our Agency REIT Peer Group return of -8.5% in 2018

•   $2.6 billion in accretive equity capital raised during 2018

(1)

Stock return is measured from AGNC’s IPO through December 31, 2018. Total stock return over a period includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. Source: S&P Global Market Intelligence.

(2)	The Resi mREIT Universe and the Agency REIT Peer Group are unweighted.

AGNC INVESTMENT CORP. – Proxy Statement    27

EXECUTIVE COMPENSATION

(1)

For all mortgage REITs other than AGNC, cost structures are based on operating expenses and average stockholders’ equity (excluding noncontrolling interests, as applicable) over the trailing twelve-month period ended September 30, 2018 as publicly reported by such REITs. Operating costs include expenses for compensation and benefits, management fees, incentive fees (if applicable), and general and administrative expenses. To the extent publicly disclosed by such REITs, operating costs exclude one-time or nonrecurring expenses and direct costs associated with operating activities, such as loan acquisition costs, securitization costs and servicing expenses. AGNC’s operating cost structure is based on average stockholders’ equity for the twelve-month period ended December 31, 2018; it includes compensation and benefits and general and administrative expenses and excludes non-cash amortization charges and nonrecurring charges (including retention or stay bonuses) associated with AGNC’s internalization transaction and other one-time events. Source: Company filings and S&P Global Market Intelligence.

(2)

The Resi mREIT Universe is unweighted. The large Resi mREIT group is unweighted and includes residential mREITs with greater than $3 billion in total stockholders’ equity as of September 30, 2018: CIM, MFA, NLY, NRZ, and TWO. The Agency REIT Peer Group is unweighted.

Compensation Philosophy and Objectives

Executive Compensation Program Objectives

Our executive compensation programs are designed to support a focus on key strategic and financial objectives including:

Attraction and Retention	Attract and retain a high-quality management team with skills necessary to outperform industry peers and achieve AGNC’s strategic objectives
Pay-for-Performance	Link compensation to achievement of short- and long-term financial and strategic goals
Alignment with Stockholders	Align the interests of executive officers and stockholders by tying elements of realized compensation to stockholder value
Financial Efficiency	Maintain a low-cost operating structure that maximizes financial efficiency from a tax, accounting, and cash flow perspective
Strong Compensation Governance	Employ high quality practices in governance of executive compensation

28    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

In support of these objectives, AGNC uses base salary, annual incentives, and long-term incentive awards. The following describes the compensation components for 2018. Certain modifications to weightings of components and performance elements were made for 2019 as described in detail within this Compensation Discussion and Analysis.

AGNC INVESTMENT CORP. – Proxy Statement    29

EXECUTIVE COMPENSATION

Stockholder Engagement and Response to 2018 Advisory Resolution on Executive Compensation

Following the results of our 2018 advisory resolution on executive compensation vote, our Board undertook a significant outreach effort to gather feedback from our stockholders on our executive compensation program. In the fall of 2018, we conducted broad outreach to stockholders holding 80% of our institutionally held common stock and comprising 53% of our outstanding common stock. We ultimately met with stockholders holding 48% of our institutionally held common stock and approximately 32% of outstanding common stock and with proxy advisory firms. Our Independent Chair Prue Larocca or our Compensation and Corporate Governance Committee Chair Morris Davis participated in the majority of these discussions. Through this outreach, investors provided feedback on aspects of our program that were viewed positively and retained, and we also discussed their questions and desired changes for certain aspects of our program, as summarized below.

Common Themes and Feedback from Stockholder Engagement

What We Heard	How We Are Addressing
Desire for further clarification of peer construction process and challenges

Provided additional background in the proxy statement on the limited availability of comparable peers due to the prevalence of external management structures, lack of disclosure, relative size, and unique business model (see page 43)

Preference for a greater portion of CEO compensation to be allocated to long-term incentive compensation and, within that component, a greater portion in the form of performance-based incentive awards

Amended CEO’s employment agreement to reallocate $2.7 million of target compensation from salary and annual cash bonus to performance-based long-term incentive awards such that the majority of his total annual target compensation is now in the form of long-term incentives, two-thirds of which is performance-vesting (see page 48)

Request for a simplified scorecard	Further simplified metrics relative to 2018 scorecard (see page 40)

Increased disclosure regarding, and re-evaluation of, rigor of performance metrics

Performance measures evaluated annually. Enhanced the disclosure around the process for setting metrics and increased the rigor of certain performance metrics for 2019 with greater weight to financial performance (see page 36)

Desire to better understand AGNC’s business and industry	Provided enhanced disclosure in the proxy statement on our business overview, value proposition, and investment strategy (see page 25)

30    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

Compensation Program in Context

Until July 2016, AGNC was externally-managed by a wholly owned subsidiary of American Capital. The acquisition of our external manager strengthened our commitment to provide transparent disclosure and a strong stockholder focus, and our Board and management team continue to demonstrate this strength through detailed financial disclosure and strong governance and compensation practices.

Prior to our Internalization, as an externally-managed REIT, our Board and the Compensation Committee did not have control over the way NEOs were compensated or motivated, and CEO compensation was linked primarily to assets under management. As a result of the Internalization, the Compensation Committee has created a compensation program that aligns with AGNC’s financial and strategic objectives, promotes retention of the management team, emphasizes pay-for-performance, enhances alignment of NEOs with stockholders, and maintains a low operating expense structure. Our internal management structure puts us in a position to be more transparent with our stockholders on our executive compensation process, structure, and payouts. The following graphic shows the evolution of our compensation program since the Internalization.

Since our Internalization, the composition of our NEOs’ total target compensation has shifted significantly, with a greater emphasis on performance-based compensation and long-term equity. The following illustrates the shift in our CEO’s total compensation at target over this period.

AGNC INVESTMENT CORP. – Proxy Statement    31

EXECUTIVE COMPENSATION

Composition of Our CEO’s Total Compensation at Target

AGNC’s Compensation Program in the Context of our Broader Industry

The Bloomberg Mortgage REIT Index (BBREMTG) includes 20 residential mortgage REITs, which we refer to as the “Resi mREIT Universe.” We are the second largest residential mortgage REIT and the largest internally-managed residential mortgage REIT by market capitalization, total assets, and total equity.

Of the 20 REITs in the Resi mREIT Universe, only seven are internally-managed, meaning that the REIT is directly responsible for determining executive compensation. The remaining 13 REITs in the Resi mREIT Universe are externally managed by a third party and pay a third-party a management fee as a set percentage of equity in lieu of compensating employees directly. This management fee is used to pay the compensation and benefits for the manager’s executives and other employees, and compensation decisions regarding the manager’s executives are generally determined by the manager rather than the REIT’s board of directors. For these externally-managed REITs, the executive compensation arrangements are not fully disclosed or transparent to investors and are often not based on the REIT’s performance.

32    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

The lack of publicly available compensation information due to the prevalence of external management structures makes it challenging to compare ourselves to other mortgage REIT peers from a compensation perspective. See page 43 for more details on the composition of our compensation comparator group.

Compensation Governance Practices

To support our compensation philosophy and objectives, we are committed to the following compensation governance practices.

What we do:

✓	Focus on retention of high-performing employees
✓	Pay for Performance
✓	Align executive and stockholder interests
✓	Strive to have the lowest operating cost structure in the industry
✓	Impose stock ownership guidelines for our most senior NEOs
✓	Prohibit our directors and executive officers from hedging, pledging, and short selling Company stock
✓	Engage an independent compensation consultant
✓	Maintain a clawback policy
✓	Conduct an annual review of program based on market conditions, performance, and stockholder feedback

What we don’t do:

×	Pay based on a percentage of assets under management
×	Tax gross-ups
×	Special perquisites for executives
×	Supplemental retirement benefits
×	Make option grants below fair market value
×	Reprice of stock options
×	Provide for “single-trigger” severance or vesting acceleration

Compensation Program in Detail

Compensation Program Elements

The Compensation Committee believes it is important to compensate our NEOs in a manner that balances short- and long-term compensation and cash and equity-based compensation. Our NEOs’ compensation program includes three primary elements: base salary, short-term incentives in the form of an annual cash bonus, and long-term equity incentives, with a significant portion of incentive compensation subject to company performance and multi-year performance-based vesting for long-term equity awards.

The Compensation Committee’s philosophy on pay mix carries through the entire organization, with all AGNC employees receiving a portion of their compensation in the form of long-term incentives (“LTI”). The proportion of an individual’s target total direct compensation opportunity that is in the form of variable incentive-based elements versus fixed elements is directly correlated to the individual’s level of responsibility and role in

AGNC INVESTMENT CORP. – Proxy Statement    33

EXECUTIVE COMPENSATION

the organization. Generally, higher level employees have higher proportions of incentive-based compensation in their target mix. Similarly, within the incentive-based elements, the proportion of LTI generally increases with the individual’s level of responsibility in the organization.

For 2018, 81% of average target compensation of our NEOs consisted of short-term and long-term incentive compensation, a 5% increase from 77% in 2017. For 2019, 85% of average target compensation of our NEOs consists of short- and long-term incentive compensation; 47% will be long-term incentives, and at least 50% of long-term incentives for each NEO will be tied to performance.

Base Salary

Base salary provides a fixed, baseline level of cash compensation to our NEOs and is a fixed expense for the Company. The Compensation Committee established base salaries for our NEOs considering a variety of factors, including:

•	current economic conditions and the competitive market for executive officers
•	pay history and contractual obligations in effect at the time of the Internalization
•	the scope of each executive officer’s responsibilities
•	the highly complex and unique services provided by our NEOs
•	the desire to retain our NEOs during the period following our Internalization
•	the duties and responsibilities of the NEOs
•	internal and external pay equity

The Compensation Committee reviews the base salaries for our NEOs annually and at the time of a promotion or other change in responsibilities, and salaries may be adjusted after considering the above factors.

At the time of the Internalization, Mr. Kain’s annual base salary was $4.4 million. The Compensation Committee and Mr. Kain recognized that the compensation arrangements set forth in his existing employment agreement would need to be adjusted following the Internalization to more closely align NEO compensation with the Company’s compensation philosophy and stockholder interests. Mr. Kain worked with the Compensation Committee following the Internalization to adjust his overall compensation package to phase in a reduction in his base salary to $1.8 million in 2018. In response to feedback received as part of our stockholder outreach efforts in 2018 and to further align his compensation with our pay for performance compensation philosophy, effective February 1, 2019, Mr. Kain has agreed to a further 50% reduction in his base salary to $900,000 per year. This reduction in base salary was then reallocated to his target performance-based long-term equity incentive awards. This represents an 80% cumulative reduction in Mr. Kain’s annual base salary since 2016.

34    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

The annual base salaries, as set forth in the table below, are the minimum levels required in each executive’s respective employment arrangement. These levels were determined by the Compensation Committee, in consultation with FW Cook, taking into account salary history and the terms of the NEO’s employment in effect at the time of the Internalization, the highly complex and unique services provided by our NEOs, the desire to retain our NEOs during the period following our Internalization, the duties and responsibilities of the NEOs, and internal and external pay equity. Other than Mr. Kain’s reduction in base salary, the only other change to base salary in 2019 is a $50,000 increase for Ms. Bell in light of her increased responsibilities and performance following her appointment as our CFO effective March 31, 2018.

NEO	2018 Base Salary	2019 Base Salary
Gary D. Kain	$1,800,000	$900,000[1]
Peter J. Federico	$900,000	$900,000
Christopher J. Kuehl	$900,000	$900,000
Kenneth L. Pollack	$500,000	$500,000
Bernice E. Bell	$450,000	$500,000
Aaron J. Pas	$425,000	$425,000
(1)	Effective February 1, 2019.

Annual Bonus

The Compensation Committee has established performance criteria for short-term incentives that directly correspond to the areas of greatest impact to our short- and long-term performance and operations, creating a direct connection between business success and our NEO’s compensation. Each NEO’s target for short-term incentive compensation, set forth in the table below for 2018 and 2019, is determined based on an evaluation of the same factors used in setting base salaries.

In response to feedback we received from investors in 2018 requesting that a larger percentage of CEO compensation be in the form of long-term incentive compensation, Mr. Kain’s annual bonus target in 2019 was reduced by $1.8 million, with such amount being reallocated to his target performance-based long-term incentive compensation. The Compensation Committee increased Ms. Bell’s annual bonus target for 2019 after considering her high level of performance following her assumption of the CFO role and the resulting increase in her responsibilities.

NEO	2018 Target Annual Bonus	2019 Target Annual Bonus
Gary D. Kain	$7,200,000	$5,400,000
Peter J. Federico	$1,800,000	$1,800,000
Christopher J. Kuehl	$1,602,000	$1,602,000
Aaron J. Pas	$637,500	$637,500
Kenneth L. Pollack	$500,000	$500,000
Bernice E. Bell	$300,000	$500,000

Corporate Scorecard for Calculating Incentive Compensation

The Compensation Committee uses a Corporate Scorecard to assist in its evaluation and awarding of an annual cash bonus. Under the Corporate Scorecard, actual payouts can range from 0% to 150% for each metric, with category and metric weights as assigned by the Compensation Committee, and payouts for performance

AGNC INVESTMENT CORP. – Proxy Statement    35

EXECUTIVE COMPENSATION

between each measure are determined through linear interpolation. For 2018, the cash bonuses for Messrs. Kain and Federico were based solely on achievement of the scorecard measures. The other NEOs’ short-term cash incentives were based predominantly on the Corporate Scorecard measures and to a lesser extent on personal performance.

Our 2018 Corporate Scorecard is detailed in the table below and reflects revisions to increase rigor as compared to the 2017 Corporate Scorecard. In January 2018, the Compensation Committee set the levels for each metric based on an evaluation of historic performance over a five-year period and our forecast for 2018. The threshold and outperformance measures were determined based on a number of factors, including an evaluation of standard deviations from the target levels. The Compensation Committee’s analysis included back-testing the financial measures against performance in the prior five year period to evaluate on a hypothetical basis what payouts would have been under financial measures if applied in those periods. Compared to 2017, our 2018 Corporate Scorecard reflects more rigorous performance standards and, had it been applied over the prior five year period, would have resulted in an average annual payout of less than 100% of target.

Based on this evaluation, for 2018, the Committee increased the relative weighting of the financial measures from 60% in 2017 to 65% (with a corresponding decrease in operational and strategic metrics from 30% to 25%) and increased the threshold, target, and outperformance levels for our Relative Price-to-Tangible Book Ratio by 2.5% each. The operating expense measure also was made more rigorous relative to 2018 in light of 2017 results (our first full year following the Internalization) and anticipated operating expenses for 2018. However, the Committee did not change the absolute or relative economic return goals, as they were deemed appropriately challenging in light of the Company’s forecast for 2018 and historic analysis.

2018 Corporate Scorecard

Financial Metrics (65% of Total Scorecard)

			Performance Continuum

Category Weight	Performance Metric	Metric Weight	Below Threshold	Threshold	Target	Out- performance
65%	Absolute Economic Return(1)	30%	< 0.0%	0.0%	10.0%	≥ 17.0%
	Economic Return vs. Peer Index(1)(2)	30%	< (5.0%)	(5.0%)	0.0%	≥ 3.0%
	Price-to-Tangible Book Ratio vs. Peer Index(2)	20%	< (4.5%)	(4.5%)	2.5%	≥ 7.5%
	Net Operating Expense Ratio(3)	20%	> 75 bps	75 bps	70 bps	≤ 65 bps

			Payout Continuum (% of Metric Weight)
			0%	50%	100%	150%

(1)	Economic return will be calculated on tangible common equity.
(2)

Reflects AGNC’s relative performance to the unweighted, simple average of the Agency REIT Peer Group. Our relative economic return measure is calculated on an October 1 – September 30 year basis due to the availability of comparative data.

(3)

Net operating expense ratio is based on AGNC’s net cost structure and average month-end stockholders’ equity for the period from December 31, 2017 through December 31, 2018. Net operating expenses include compensation and benefits and G&A expenses, net of monthly management fee income from MTGE. Amounts to exclude non-cash amortization charges and nonrecurring amounts (including retention or stay bonuses) associated with AGNC’s internalization transaction and other one-time events.

36    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

Operational / Strategic Metrics and MTGE Performance (35% of Total Scorecard)

Category Weight	Performance Metric
25%	Strategic and Operational Objectives
10%	MTGE Manager Corporate Objectives

The 2018 Corporate Scorecard included both financial and operational/strategic metrics, as well as a metric for the management of MTGE, all of which corresponded to the core elements of our value proposition for stockholders. We believe these goals and measures effectively align NEO short-term incentives with financial, strategic, and operational performance of greatest import to our business.

•

The financial measures emphasized our interest in common stockholders’ economic returns, a strong common stock trading price to tangible book value relative to our peers, and our low-cost operating structure.

•

The strategic and operational objectives selected supported our risk management discipline and high-quality reporting and disclosure. The strategic measures also emphasized our relationships with investors, including ongoing engagement with our stockholders.

•

A portion of the Corporate Scorecard was tied to goals based on the management of MTGE because the management fees and expense reimbursements received from MTGE offset a portion of our operating expenses, and our management team gained broader market insights and knowledge given MTGE’s different investment scope and greater exposure to credit risk. In light of the sale of MTGE to a third-party and termination of the MTGE management contract, our Board also considered the work required by our personnel to transition the management of MTGE and ensure receipt of the termination fee.

2018 Corporate Scorecard Incentive Compensation Determination

Following a review of each of the three components of the 2018 Corporate Scorecard, the Compensation Committee calculated a total scorecard payout for 2018 of 103.3%. A more detailed discussion regarding each of the three elements included in the Corporate Scorecard is provided below.

Index	Index Weight	Index Payout	Weighted Payout
Financial Metrics	65%	105.0%	68.3%
Operational / Strategic Metrics	25%	100.0%	25.0%
MTGE Manager Corporate Objectives	10%	100.0%	10.0%
Corporate Scorecard Payout			103.3%

AGNC INVESTMENT CORP. – Proxy Statement    37

EXECUTIVE COMPENSATION

Financial Metric Results

Based on our 2018 Corporate Scorecard, a review of our 2018 financial performance indicated a 105.0% payout for the financial metric portion. AGNC exceeded the performance targets for relative economic return, relative price-to-tangible book ratio and net operating expense ratio. However, we underperformed on the absolute economic return metric, in part, as a result of increased interest rate volatility and widening Agency MBS spreads, largely during the fourth quarter.

2018 Operational and Strategic Review

2018 marked our second full year as an internally-managed REIT. In evaluating our performance under the operational and strategic objectives portion of the scorecard, the Compensation Committee considered the following domains:

•	Finance / Accounting / Legal;
•	Risk and Liability Management;
•	Investor Relations;
•	Strategic Initiatives; and
•	Information Technology.

The Committee noted the following achievements, among others, in determining that the Company had met target expectations on the operational and strategic objectives:

•

Raised over $2.6 billion in capital at a premium to tangible net book value through three common stock offerings and our at-the-market (“ATM”) program, further lowering our operating costs by leveraging our largely fixed costs over a larger capital base

38    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

•	Increased focus on communication with the investor community on topics including executive compensation and ESG, which resulted in key actions taken in response to stockholder feedback
•

Expanded our broker-dealer operations by increasing funding activity conducted through Bethesda Securities, our wholly owned broker-dealer subsidiary, from $16.6 billion as of December 31, 2017 to $26.7 billion as of December 31, 2018, generating significant interest expense savings and reducing collateral haircuts through direct access to the Fixed Income Clearing Corporation

•	Registered a new $1 billion ATM program with additional sales agents
•	Implemented new IT security measures to continually enhance our information security profile

These achievements were in addition to business operations that supported our timely and accurate financial reporting, risk management and compliance activities, and review of strategic opportunities. The Compensation Committee thus determined that these accomplishments merited a 100% payout for the operational and strategic portion of the Corporate Scorecard.

MTGE Manager Results

The Compensation Committee considered both MTGE’s financial performance under the Company’s management and the successful outcome of MTGE’s sale process in evaluating this component of the corporate scorecard. MTGE produced strong financial results during the first two quarters of 2018 under the Company’s management prior to the announcement of the acquisition and was ultimately acquired at a premium to its book value, producing an excellent outcome for stockholders of MTGE. Management devoted significant time and resources to facilitate a smooth sale process and closing, including during the due diligence period and the transfer of assets. Coincident with the closing of the MTGE sale, the Company also received a $41.7 million termination fee pursuant to its management contract. In light of MTGE’s strong financial performance and efforts of Company employees in facilitating the sale and closing of the MTGE transaction, the Compensation Committee determined that a 100% payout under the MTGE manager component of the scorecard was warranted.

Individual Bonus Decisions

Short-term incentives for Messrs. Kain and Federico in 2018 were based solely on achievement of the Corporate Scorecard measures. Based on the Compensation Committee’s assessment of the 2018 Corporate Scorecard, this resulted in a payout of 103.3% of target for Messrs. Kain and Federico.

Other NEOs’ short-term cash incentives were based predominantly on the Corporate Scorecard measures and to a lesser extent on an individual performance assessment. Mr. Kuehl was awarded a cash bonus at 102.6% of his target based on a relative weighting of the Corporate Scorecard at 80% and his personal performance at 20% (awarded at target). In evaluating his personal performance, the Compensation Committee considered the significant positive impact that his management of the Agency portfolio had on the Company’s overall performance in 2018, which is evident from the Company’s performance relative to the Agency REIT Peer Group. Ms. Bell and Messrs. Pas and Pollack each were awarded 102.0% of their target bonus, which reflects a relative weighting of the Corporate Scorecard at 60% and their individual personal performance at 40% (awarded at target). For Ms. Bell, the Compensation Committee considered her performance in her first year as our CFO and her ongoing and significant contributions in oversight of our accounting, tax, and treasury operations, financial planning, and reporting obligations. For Mr. Pas, the Compensation Committee considered his contributions in managing the Company’s growing investment portfolio of non-Agency securities, and for Mr. Pollack, the Compensation Committee reviewed his contributions to a number of our 2018 operational achievements, including our capital raising activities, increased stockholder engagement, the successful sale of MTGE and receipt of the $41.7 million termination fee pursuant to the MTGE management agreement, and his ongoing attention to improving our governance.

AGNC INVESTMENT CORP. – Proxy Statement    39

EXECUTIVE COMPENSATION

These 2018 bonus payments are reflected in the following table:

NEO	Short-Term Incentive Award ($)	Percentage of 2018 Target
Gary D. Kain	$7,437,600	103.3%
Peter J. Federico	$1,859,400	103.3%
Christopher J. Kuehl	$1,642,240	102.6%
Aaron J. Pas	$650,123	102.0%
Kenneth L. Pollack	$509,900	102.0%
Bernice E. Bell	$305,940	102.0%

2019 Corporate Scorecard

During our stockholder engagements in 2018, some investors commented on the complexity of our Corporate Scorecard and sought clarity around the rigor of the financial measures set. The Compensation Committee annually reviews the appropriateness of the Corporate Scorecard and has implemented further changes to the Company’s scorecard for 2019. As in 2018, the Compensation Committee set financial measures following its review of back-testing over a multi-year period and our forecast for 2019. As a result of these changes:

•	The scorecard has been simplified relative to 2018;

•	The rigor of performance metrics has been increased;

•	Performance ranges associated with such metrics have been expanded; and

•	The strategic and operational objectives have been realigned to focus more directly on the Company’s value proposition for stockholders.

The following table illustrates structural changes to the scorecard:

	2018	2019
Scorecard Components	3 Components: • Financial Metrics (65%) • Strategic and Operational Objectives (25%) • MTGE Manager Corporate Objectives (10%)	2 Components: • Financial Metrics (75%) • Strategic and Operational Objectives (25%)

Financial Metrics	4 Metrics totaling 65%: • Absolute Economic Return • Economic Return vs. Peer Index • Price-to-Tangible Book Ratio vs. Peer Index • Net Operating Expense Ratio	3 Metrics totaling 75%: • Absolute Economic Return • Economic Return vs. Peer Index • Price-to-Tangible Book Ratio vs. Peer Index Metrics evenly weighted

40    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

In addition, other changes to the scorecard for 2019 include:

•

The target level for our relative price-to-tangible book ratio has been increased to 3.5% (as compared to 2.5% under the 2018 scorecard), and the range associated with our relative price-to-book ratio has been correspondingly increased and expanded. The threshold and outperformance levels will be (6.5%) and 11.0%, respectively, as compared to (4.5%) and 7.5% in 2018.

•

The range associated with our relative economic return metric has been expanded, with threshold and outperformance levels set at (6.0%) and 4.5%, respectively (as compared to (5.0%) and 3.0%, respectively, under the 2018 scorecard).

•

The strategic and operational objectives have been realigned more directly to the Company’s Value Proposition, consisting of goals that promote the Company’s Highly Efficient Operating Cost Structure, Disciplined Risk Management, Stockholder Focus, and Liquidity and Scale.

•

The peer group used has been updated to add Two Harbors Investment Corp., Invesco Mortgage Capital Inc., and Dynex Capital, Inc. Following the sale of CYS Investments, Inc. in 2018, the Company’s peer group was reduced to four companies. The Compensation Committee determined that an increase to the size of this group was necessary to provide a reasonable basis for comparison. The Compensation Committee selected the new peers based upon several criteria, including a sufficient allocation of capital to Agency mortgage-backed securities and a minimum size threshold.

Equity Incentive Compensation

The Compensation Committee believes that equity incentive compensation is an important component of our NEO compensation package and is critical in attracting, motivating, and retaining outstanding employees. Equity incentive compensation is intended to closely align our NEOs’ and other employees’ interests with our long-term success and promote long-term employee retention. Our long-term incentive program consisted of a combination of performance-based RSUs, time-vesting RSUs, and awards in the AGNC Mortgage Management, LLC Performance Incentive Plan—MTGE (the “MTGE PIP”). The allocation among performance-based RSUs, time-vesting RSUs, and MTGE PIP grants varied among each of our NEOs. We incorporated MTGE PIP awards into our compensation program in light of the importance of the management of MTGE to AGNC’s business at that time. The MTGE PIP, which was a small portion of the long-term incentive compensation paid to our NEOs, helped to facilitate the alignment of compensation for the Company’s personnel who were involved in the management of MTGE with MTGE’s actual performance. With the termination of the MTGE management contract in October 2018, MTGE PIP awards will no longer be made to AGNC NEOs.

The MTGE PIP shares granted to our NEOs in 2018 accounted for 6% of our total NEO compensation in 2018 and were also to vest over a three-year period. Grants of time-based RSU awards made in 2018 vest on a pro-rata basis annually over a three-year period. Following the closing of the sale of MTGE in September 2018, our Board determined that it would be appropriate to accelerate the vesting of the MTGE PIP shares for all employees, as the consideration received for the PIP awards following the MTGE acquisition no longer served to incent management and align their interests with stockholders. Officers of the Company who had previously elected to defer distribution of their PIP awards were granted Deferred Stock Unit awards in AGNC under the 2016 Plan in exchange for their deferred MTGE PIP awards, thereby further strengthening alignment with AGNC stockholders.

Performance-based RSUs are designed to reward creation of long-term economic returns for our stockholders both on an absolute and relative basis. To establish rigorous economic thresholds and motivate long-term performance, the awards vest at the end of a three-year performance period based 50% on our absolute

AGNC INVESTMENT CORP. – Proxy Statement    41

EXECUTIVE COMPENSATION

economic return and 50% on our economic return relative to the economic returns of an unweighted average of the Agency REIT Peer Group each as compared to threshold, target, and outperformance levels established by the Compensation Committee (set forth in the following table). In establishing the metrics for relative economic return, the Compensation Committee evaluates historical returns for us and our peers.

Performance Variable	Metric Weight	Below Threshold	Threshold	Target	Outperformance
Absolute Economic Return	50%	< 0.0%	0.0%	30.0%	60.0%
Relative Economic Return	50%	< (5.0%)	(5.0%)	0.0%	5.0%
Performance-Based Payout Factor	100%	0%	0%	100%	200%

Absolute and relative economic returns are calculated on a cumulative basis over the three-year vesting period. Achievement of these goals will be determined in the same manner, including the same peer group, as described above with respect to short-term incentive awards. For performance between the threshold, target, and outperformance measures, the number of shares vested will be determined through linear interpolation.

2018 Long-Term Incentive Awards

The 2018 long-term incentive awards made by the Compensation Committee were at each NEO’s target levels as were specified in their respective employment agreement or offer letter, as applicable, and are reflected in the following table:

Mix of Long-Term Incentive Awards

NEO	AGNC Time-Vested RSUs(1) ($)	AGNC Performance-Vested RSUs(2) ($)	MTGE PIP Shares(3) ($)	Total Value of Awards ($)
Gary D. Kain	1,890,000	2,700,000	810,000	5,400,000
Peter J. Federico	630,000	900,000	270,000	1,800,000
Christopher J. Kuehl	350,000	700,000	350,000	1,400,000
Aaron J. Pas	212,500	106,250	106,250	425,000
Kenneth L. Pollack	170,000	85,000	85,000	340,000
Bernice E. Bell	120,000	60,000	60,000	240,000

(1)	Awards vest ratably over a three-year period, and distributions may be deferred for up to 10 years.
(2)

Represents target grant-date fair value and assumes performance achievement at 100% of target. Performance payouts may range from 0% to 200% of target based on actual performance. Awards are subject to 3-year cliff vesting and distributions may be deferred for up to 10 years. See “Incentive Compensation” in “Compensation Discussion and Analysis.”

(3)	Vesting of MTGE PIP Shares was accelerated in conjunction with sale of MTGE. Any MTGE PIP awards deferred by executives were converted into AGNC deferred stock units.

The grant-date fair value of these awards is included in the Summary Compensation Table and Grants of Plan-Based Awards Table below. The ultimate value of the AGNC RSUs will depend on AGNC’s total stockholder return over the vesting period, and in the case of the performance-vested RSUs, AGNC’s absolute and relative economic return over the three-year performance period.

42    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

2019 Long-Term Incentive Awards

As discussed above, to respond to stockholder feedback, the Compensation Committee evaluated the appropriateness of the pay mix of its NEOs, and we implemented the following changes for 2019:

•

Mr. Kain’s compensation mix has been revised such that going forward 56% of his total compensation at target will consist of long-term incentive awards, and 67% of those awards will be performance-based.

•

The Company took steps to ensure that at least 50% of the long-term incentives granted to its NEOs consisted of performance-based awards. Specifically, the Company entered into new employment arrangements with Ms. Bell and Messrs. Pas and Pollack to increase their target level of long-term incentive compensation overall and to clarify that 50% of their target long-term incentive compensation will be performance-based. Because 50% of Messrs. Federico and Kuehl’s target long-term incentives already consisted of performance-based awards, the Compensation Committee did not make further adjustment to their pay mix for 2019.

Savings and Health and Welfare Benefits

Our executive officers participate in a broad-based 401(k) retirement savings plan generally applicable to all our employees, which includes an opportunity to receive employer matching contributions. We do not currently provide for pension plans, supplemental retirement plans, or deferred compensation plans (other than the ability to elect to defer payments of long-term incentive awards) for our executive officers. In addition, all of our executive officers also participate in medical, dental, vision, disability, life and long-term care insurance, and qualified transportation benefits that are provided generally to our employees.

Perquisites and Other Personal Benefits

We do not believe our executive officers should receive special perquisites and benefits and do not currently provide our executive officers with any perquisites or other personal benefits that are not available on a non-discriminatory basis to all employees.

Compensation Decision Process

Compensation Comparator Group

AGNC’s internal management structure, size and scale relative to residential mortgage REITs, and our Agency mortgage-backed securities investment focus are significant differentiators relative to other potential comparative public companies, and have made identifying a peer group for AGNC challenging.

•

Of the 20 REITs in the Resi mREIT Universe, only seven are internally-managed. This means that compensation data is available and that the REIT is directly responsible for determining executive compensation at only seven of the 20. The other 13 REITs in this index are externally-managed, pay a third-party a management fee as a set percentage of equity in lieu of compensating employees directly, and do not disclose the compensation paid to individual NEOs.

•

Within the Resi mREIT Universe, AGNC is the second largest residential mortgage REIT and the largest internally-managed residential mortgage REIT by most meaningful financial measures including market capitalization, total assets, and total equity. AGNC is more than two and a half times larger than the next largest internally-managed residential mortgage REIT, based on total market capitalization as of December 31, 2018.

•

Given our specific business and that our CEO is also our Chief Investment Officer and acts as our portfolio manager, the most comparable positions are hedge funds, trading desks, and portfolio managers whose pay is not public and is routinely very high.

AGNC INVESTMENT CORP. – Proxy Statement    43

EXECUTIVE COMPENSATION

As a result, the Compensation Committee has not adopted a policy to benchmark compensation levels against comparative companies. However, the Compensation Committee, with the assistance of FW Cook, reviews compensation levels and practices at various financial services companies. In 2018, the Compensation Committee reviewed the compensation practices at 18 companies, including six internally-managed publicly-traded mortgage REITs and 12 publicly-traded asset management companies and non-bank financial services companies. The Compensation Committee determined the highly specialized and unique skill sets required of executives of these industries are most comparable to those required of AGNC’s NEOs, though none are an exact match for our Company.

Mortgage REITs:	Asset Management and Financial Services Companies:
Capstead Mortgage Corporation	Affiliated Managers Group, Inc.
Chimera Investment Corporation Colony Northstar, Inc.	AllianceBernstein Holding L.P. Ameriprise Financial, Inc.
Ladder Capital Corp.	Apollo Global Management LLC
MFA Financial, Inc.	Ares Management LP
Redwood Trust, Inc.	Eaton Vance Corp.
Invesco Ltd.
KKR & Co. L.P.
Legg Mason, Inc.
Oaktree Capital Group LLC
The Blackstone Group L.P.
The Carlyle Group L.P.

Factors considered by the Compensation Committee in selecting companies for this analysis are outlined in the below table.

Comparator Sub-group	Context	Key Differences with AGNC
Internally-managed publicly-traded mortgage REITs	Of 21 residential mortgage REITs, only seven are internally-managed (providing for disclosure and comparability of compensation), and we are by far the largest internally-managed REIT

•  The closest mortgage REITs in size and scale, Annaly Capital Management, Inc. and New Residential Investment Corp., are both externally managed and do not fully disclose executive remuneration

•  Executives of externally managed REITs often own interests in the management company and thereby derive significant undisclosed annual financial benefit from the management fees paid. By comparison, AGNC NEOs’ annual pay is fully disclosed as compensation

•  AGNC is over 2.5x larger than the next largest internally-managed residential mortgage REIT

Publicly-traded asset management companies and non-bank financial services companies	Asset management firms generate income from management fees charged to clients, while AGNC generates income primarily from investments in mortgage securities	Our performance (e.g. return on assets, invested capital, or equity) varies materially from asset management firms as a result of the vastly different asset base and significant leverage and hedging activities inherent in our business model

44    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

For purposes of evaluating our performance and operations under our 2018 Corporate Scorecard, the Compensation Committee uses a subset of the Resi mREIT Universe, which we refer to herein as the “Agency REIT Peer Group.” These REITs are:

•	Annaly Capital Management, Inc.
•	CYS Investments, Inc.
•	Capstead Mortgage Corporation
•	ARMOUR Residential REIT, Inc.
•	Anworth Mortgage Asset Corporation

The Agency REIT Peer Group companies have portfolios and investment objectives that most closely resemble our own focus on Agency securities. Non-Agency REITs in the Resi mREIT Universe have more diverse portfolios and strategies that place a greater emphasis on credit-sensitive assets than our portfolio and those of our Agency REIT Peer Group. As such, these REITs would be expected to achieve divergent returns from our own Agency security-focused portfolio through various economic cycles and conditions. The Compensation Committee thus determined that our economic returns and trading price relative to book value are appropriately measured against a simple, unweighted average of the Agency REIT Peer Group for purposes of determining our relative performance. Only one of the five REITs in the Agency REIT Peer Group (Capstead Mortgage Corporation) was included in the group of companies whose executive compensation practices were reviewed by the Committee; the other companies are either significantly smaller than us or externally-managed and therefore do not disclose compensation of their executives.

The Compensation Committee continues to evaluate our peer construction in response to changes in market conditions and the REIT sector. In addition, CYS Investments was acquired in July 2018 by Two Harbors Investment Corp., which would have led to a reduction in the number of companies in the Agency REIT Peer Group. The Compensation Committee concluded that changes to the Agency REIT Peer Group to be used for relative performance measures were appropriate given recent merger activity in the sector, challenges in making meaningful comparisons if the peer group were to consist of only four companies, and the evolving business models of other REITs. The Compensation Committee has accordingly added other residential mortgage REITs having a meaningful concentration of Agency securities to the Agency REIT Peer Group to be used in setting relative measures in the 2019 Corporate Scorecard and performance-based long-term incentive awards. These additional companies are Two Harbors Investment Corp., Invesco Mortgage Capital Inc., and Dynex Capital, Inc.

Role of Compensation and Corporate Governance Committee

Our Compensation Committee, which is comprised of five independent directors, is responsible for establishing and overseeing our philosophy regarding executive compensation and makes all decisions relating to the compensation of our NEOs. The Compensation Committee is also responsible for ensuring that the total compensation offered to our executive officers is fair, competitive, and motivates high performance. The terms of any employment agreements with our NEOs and actions on compensation under the employment agreements are also under the primary direction of the Compensation Committee. Decisions related to CEO compensation are reviewed and approved by the Company’s independent directors based on the Compensation Committee’s evaluation of goals and objectives.

The Compensation Committee periodically reviews the Company’s compensation policies and programs and makes any modifications that the Committee deems necessary or advisable, subject to the terms of such

AGNC INVESTMENT CORP. – Proxy Statement    45

EXECUTIVE COMPENSATION

policies or programs. The Compensation Committee annually reviews and approves the Company’s goals and objectives relevant to the compensation of the NEOs and other employees of the Company. Our Compensation Committee focuses on implementing an overall compensation program that emphasizes pay based on performance and alignment of interests with stockholders.

Role of Management

All compensation decisions related to our executive officers are at the discretion of the Compensation Committee or independent directors of our Board. The Compensation Committee considers the advice and counsel of the CEO when evaluating compensation of the other NEOs given his direct day-to-day working and supervisory relationship with those executives. Taking this feedback into consideration, the Compensation Committee engages in discussions and either determines the compensation of our NEOs or, with respect to the CEO or otherwise at its option, makes a final recommendation to the Board related to compensation paid to NEOs. Our CEO is not present and does not participate in the portions of meetings of the Compensation Committee or of the Board at which his performance is evaluated and his compensation is discussed and determined; only independent directors participate in such matters.

Role of the Independent Compensation Consultant

Under its charter, the Compensation Committee has the authority to select, retain, and terminate compensation consultants. The Compensation Committee has retained FW Cook to provide advice and counsel on executive compensation opportunities and program design and structure. Representatives of FW Cook attended certain meetings of the Compensation Committee, including meeting with members of the Compensation Committee without members of management present. FW Cook assisted the Compensation Committee in its analysis and evaluation of our initial executive compensation program, practices, and communications, and provided the Compensation Committee with market data and analysis of certain comparator companies who hire personnel and executives with similar skills and experience as our executive management team. FW Cook also provided assistance with our Corporate Scorecard, our long-term incentive awards, the setting of measures for performance-based incentive compensation, and other work that has informed executive compensation decisions.

Risk Assessment and Compensation

The Compensation Committee regularly monitors the risks and rewards associated with our compensation program. The Compensation Committee established our compensation program with the intent to align our interests with stockholders and prevent unnecessary or excessive risk-taking. We believe that our compensation policies and practices are well balanced and designed to avoid creating incentives that encourage unnecessary or excessive risks that could potentially have a material adverse effect on the Company. We use variable compensation for all of our NEOs, with a focus on performance. We have designed a compensation program with a mix of short- and long-term incentives to ensure management focuses on the long-term impact of short-term decisions and that management’s interests are aligned with stockholders. Compliance with the operational risk management guidelines designed to address excessive risk taking and approved by our Board is an integral part of the strategic and operational objectives of the Corporate Scorecard used for short-term incentive compensation decisions. The Compensation Committee continually assesses our executive compensation programs and has implemented additional policies and practices that we believe have further mitigated compensation driven risk, including the adoption of a clawback policy applicable to the period following the Internalization and senior executive officer stock ownership guidelines.

46    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

Other Compensation Policies and Practices

Stock Ownership Guidelines

We strongly encourage all of our executive officers to hold a significant number of shares of Company common stock. We have adopted stock ownership guidelines for our most senior officers requiring them to own, within five years of adoption of the policy or becoming subject to the policy, a minimum number of shares of our common stock based on a multiple of base salary. The requirement is 6x for our CEO and Chief Investment Officer and 3x for our President and any Executive Vice President. Each is expected to retain at least 50% of the shares of common stock received upon vesting or earn-out of stock-based compensation, net of any shares withheld or sold to pay taxes on such income, until the foregoing ownership requirements are met. Shares of time-vested restricted stock units granted under the 2016 Plan (whether vested, unvested, or subject to a deferral election) are included in determining the number of shares held for this purpose, net of anticipated tax withholdings. Shares of unvested performance-based RSUs are not included for this purpose prior to completion of the applicable performance period. As of December 31, 2018, Mr. Kain held in excess of 12x, and Messrs. Federico and Kuehl each held in excess of 6x their respective 2018 base salary calculated in accordance with our guidelines.

The following table sets forth the total stock ownership of all our NEOs, including beneficially owned, unvested, and deferred shares, as calculated pursuant to our stock ownership guidelines as of February 22, 2019:

Name	Beneficially Owned Shares (#)	Unvested Shares (#)	Deferred Shares (#)	Total (#)
Gary D. Kain	1,023,094	124,328	99,257	1,246,679
Peter J. Federico	266,852	47,344	19,835	334,031
Christopher J. Kuehl	281,999	34,969	4,263	321,231
Bernice E. Bell	6,521	6,774	6,077	19,372
Aaron J. Pas	–	11,992	10,765	22,757
Kenneth L. Pollack	1,000	8,443	6,972	16,415

Anti-Hedging and Pledging Policy

Our Board has adopted a policy prohibiting our executive officers and directors from any hedging, pledging, or entering into margin loans with respect to any shares of our common stock or from engaging in short sales of our common stock or entering into any other transaction or derivative agreement where he or she would earn a profit based on a decline of our stock price. By way of example, transactions prohibited under the policy may include options, short sales, puts, calls, or derivative actions such as forwards, futures, or swaps.

Clawback Policy

We have adopted a clawback policy relating to recovery of certain excess performance-based compensation in the event of an accounting restatement by the Company due to material noncompliance with any financial reporting requirement under U.S. federal securities laws resulting at least in part from the willful fraud, dishonesty, or recklessness of one of the Company’s executive officers in the performance of his or her duties to the Company. Under this policy, the Company would be entitled to seek recovery of the portion of any performance-based compensation paid to our executive officers that would not have been earned had the Company’s restated financial statements been used in the determination of the amount of performance-based compensation originally awarded. This policy includes a three year look back period and applies to compensation paid to our executive officers following the Internalization.

AGNC INVESTMENT CORP. – Proxy Statement    47

EXECUTIVE COMPENSATION

Employment Agreements

At the time of the Internalization, the Company inherited the employment agreements that Messrs. Kain, Federico, and Kuehl had in place with our external manager. The Compensation Committee, with the assistance of FW Cook, worked with each of these executives, who voluntarily agreed to negotiate new employment agreements that would shift the balance of their compensation from fixed elements to incentive compensation, thereby further aligning their interests with those of our stockholders on a short- and long-term basis. These new employment agreements, entered into in November 2016, secured the retention of these executives who had a track-record of strong performance. They also are intended to provide appropriate and balanced incentives toward achieving the annual and long-term strategic objectives set by the Compensation Committee and to create a stronger alignment of interests between our executives and our stockholders.

In connection with the renegotiation of his employment agreement in 2016, Mr. Kain voluntarily agreed to significant reductions to his base and target incentive compensation to be implemented over the 18-month period following the Internalization. Mr. Kain’s base compensation prior to the Internalization and pursuant to the terms of his prior employment contract was indexed to overall stockholders’ equity of the Company and MTGE such that issuances of new equity in either company could result in an increase in his base pay. Mr. Kain’s annual base salary for 2018 was reduced to $1.8 million, reflecting a reduction of approximately $2.6 million from his base salary of $4.4 million at the time of the Internalization. In 2018, 88% of Mr. Kain’s target total compensation was comprised of incentive compensation, and almost 70% of his total compensation was linked to performance.

During our stockholder engagement in 2018, a number of investors expressed a desire to see a greater percentage of CEO compensation be in the form of long-term incentive awards with a specific emphasis toward performance-based long-term incentive awards. The Compensation Committee and Mr. Kain carefully considered this feedback and mutually agreed to a number of changes to address this input. Thus, effective February 1, 2019, 56% of Mr. Kain’s target compensation will be in the form of long-term incentive awards, and 67% of his target level of long-term incentive awards will be performance-based awards vesting after completion of a three-year performance period. This shift in pay mix was accomplished through a 50% reduction in base salary to $900,000, a $1.8 million reduction of target bonus to $5.4 million and a corresponding $2.7 million increase in target performance-based long-term equity incentives.

Mr. Kain’s revised employment agreement also provides that if his employment terminates after March 15, 2021 by reason of a voluntary termination as a result of retirement and pursuant to a succession plan approved by the Compensation Committee, Mr. Kain’s long-term time-based incentive awards that are outstanding at the time of his retirement would vest in full at such time. His performance-based incentive awards would vest on the same terms as though Mr. Kain had remained employed by the Company for the remainder of the vesting period applicable to such awards, provided that he continued to comply with certain covenants contained in the agreement. Vesting of any long-term incentive awards granted to Mr. Kain in the year of his retirement would apply only to a pro rata portion of the awards based on the number of full calendar months Mr. Kain was employed in such year.

The Compensation Committee reviews the compensation of our executive officers on an annual basis and will make adjustments when warranted by personal performance and internal and external pay equity. After evaluating the Company’s performance and recognizing the valuable contributions that each of the NEOs make to the Company, the Compensation Committee determined it was appropriate to have employment contracts in place with all of our NEOs.

48    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

The following changes were made to promote the retention of Ms. Bell and Messrs. Pas and Pollack and further stockholder alignment by emphasizing performance-vested equity as a significant portion of long-term incentives and overall target compensation.

•	On January 25, 2019, the Company entered into employment agreements with Ms. Bell and Mr. Pas, effective January 1, 2019.
•

Pursuant to the terms of the employment agreement effective January 1, 2019, Ms. Bell’s base salary was increased from $450,000 to $500,000 per year, and her target annual cash bonus was increased from two-thirds of her base salary to 100%. In addition, her long-term equity incentive award target was increased to 150% of her base salary, from a prior target of 66%.

•

Pursuant to his employment agreement, Mr. Pas’s annual base salary and target annual cash bonus were unchanged from 2017 at $425,000 and 150% of his base salary, respectively. His long-term equity incentive award target was increased to 176% of his base salary, from a prior target of 150%.

•	Each of Ms. Bell and Mr. Pas will be entitled to severance benefits as described in greater detail below. See page 55.
•	Each of Ms. Bell and Mr. Pas are now subject to restrictive covenants if their employment with the Company is terminated.
•	The Compensation Committee also elected to amend Mr. Pollack’s agreement effective January 1, 2019 to increase his long-term equity incentive award target from 100% to 150% of his base salary.
•	Under the amended arrangements for these three NEOs, 50% of their long-term incentive compensation awards will be performance-based.

The employment agreements include certain severance payments and benefits if an NEO that is party to an employment agreement is terminated by the Company without “cause” or by the NEO for “good reason,” as each term is defined in each respective employment agreement and were the result of arms-length negotiations with these NEOs. The severance provisions included in the employment agreements related to a change of control include a “double trigger” requirement, which we determined was appropriate and in the best interest of our stockholders. See “Severance and Change of Control Payments” below. The employment agreements with these NEOs also include covenants related to post-employment obligations in areas such as competition with us, solicitation of our employees, and the confidentiality of certain information.

We completed the Internalization in part to reduce our overall cost of operations and to ensure the ongoing continuity of our business and relationship with our portfolio management team. As part of a retention bonus award granted in connection with the Internalization, Ms. Bell and Mr. Pas (each of whom was not an NEO of the Company at the time this award was granted) received a bonus of $159,375 and $398,438, respectively, on each of March 1, 2017 and March 1, 2018.

Tax Considerations

Section 162(m) of the Code generally prohibited any publicly held corporation from taking a federal income tax deduction for compensation in excess of $1 million in any taxable year to an executive officer who is named in the Summary Compensation Table. The Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated exceptions for performance-based compensation, among other things, subject to a special rule that “grandfathered” certain awards and arrangements in effect on or before November 2, 2017. In structuring our compensation programs, the Compensation Committee had considered this and other provisions; however, the Compensation Committee did not believe that it was necessarily in our best interests and the best interests of our stockholders for all compensation to meet the requirements of Section 162(m) for deductibility.

AGNC INVESTMENT CORP. – Proxy Statement    49

EXECUTIVE COMPENSATION

Annual bonuses and awards made under the 2016 Plan and the MTGE PIP were not qualified performance awards under Section 162(m), as the Compensation Committee determined that it was appropriate to maintain flexibility that would prevent such compensation from qualifying as performance-based under Section 162(m). As a REIT, we are generally not subject to federal and state corporate income tax and therefore tax deductions are less valuable to us than to many other corporations. From and after January 1, 2018, compensation awarded in excess of $1 million to our NEOs generally will not be deductible. Although the Tax Cuts and Jobs Act limits the deductibility of compensation paid to the NEOs, the Committee will continue to retain flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations.

Report of the Compensation and Corporate Governance Committee

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, our Compensation and Corporate Governance Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation and Corporate

Governance Committee:

Morris A. Davis, Chair

Donna J. Blank

Larry K. Harvey

Prue B. Larocca

Paul E. Mullings

50    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the compensation of our NEOs earned during our fiscal years ended December 31, 2018 and 2017 and for the period from July 1, 2016 through December 31, 2016, except for Ms. Bell who was not an NEO in 2016 or 2017. Prior to the Internalization on July 1, 2016 and to the extent that our NEOs provided service to us, they were compensated by our former external manager and not directly by the Company.

In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year. See “Employment Agreements” under “Compensation Discussion and Analysis,” above, for a description of the base salaries payable under each NEO’s employment agreement.

In the column “Bonus,” we disclose the amount of short-term cash incentive payments earned by the NEO during the fiscal year. See “Annual Cash Bonus” for a description of the annual scorecard for calculating the cash component of our incentive compensation awards for 2018 that were paid in 2019, and which are included in the Summary Compensation Table for 2018. In the column “Stock Awards,” we disclose awards of RSUs under the 2016 Plan, which includes both performance-based vesting and time-based vesting awards. The grant date fair value of the RSU awards assumes performance achievement at 100% of the target amount. Performance payouts may range from 0% to 200% of the target amount based on actual performance achieved. See “Equity Incentive Compensation” under “Compensation Discussion and Analysis,” above.

AGNC INVESTMENT CORP. – Proxy Statement    51

EXECUTIVE COMPENSATION

In the column “Non-Equity Incentive Plan Compensation,” we disclose the amount of the NEO’s awards under the MTGE PIP equal to the cash amount that we funded for the purchase of MTGE shares on the open market. See “Equity Incentive Compensation” under “Compensation Discussion and Analysis,” above. The amounts in the column “All Other Compensation” represent employer matches for employee contributions to our 401(k) plan. The NEOs did not have any perquisites or other personal benefits in excess of the reporting thresholds during the fiscal year.

Name and Principal Position	Year(1)	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Gary D. Kain Chief Executive Officer and Chief Investment Officer	2018	1,800,000	7,437,600	4,590,000	810,000	8,250	14,645,850
	2017	3,400,000	7,437,797	4,590,000	810,000	8,100	16,245,897
	2016	2,194,915	3,308,254	–	–	–	5,503,169

Peter J. Federico President and Chief Operating Officer	2018	900,000	1,859,400	1,530,000	270,000	8,250	4,567,650
	2017	900,000	2,180,462	1,530,000	270,000	8,100	4,888,562
	2016	416,667	969,846	740,424	–	–	2,126,937

Christopher J. Kuehl Executive Vice President	2018	900,000	1,642,240	1,050,000	350,000	8,250	3,950,490
	2017	900,000	1,876,480	1,050,000	350,000	8,100	4,184,580
	2016	450,000	848,000	1,073,758	–	–	2,371,758

Aaron J. Pas Senior Vice President	2018	425,000	1,048,561	318,750	106,250	8,250	1,906,811
	2017	425,000	1,118,558	318,750	106,250	8,100	1,976,658
	2016	212,500	337,875	–	–	–	550,375

Kenneth L. Pollack Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2018	500,000	509,900	255,000	85,000	8,250	1,358,150
	2017	420,833	480,080	180,000	60,000	8,100	1,149,013
	2016	200,000	174,000	–	–	3,975	377,975

Bernice E. Bell	2018	450,000	465,315	180,000	60,000	8,250	1,163,565
Senior Vice President and Chief Financial Officer

(1)

As noted above, because our executive officers prior to the Internalization (which closed on July 1, 2016) received compensation from our external manager or its affiliates and not us, our 2016 compensation includes only six months of compensation. It also does not include annual long-term incentive awards under the 2016 Plan or MTGE PIP, which were first made in February 2017, but does include one-time grants made to Messrs. Federico and Kuehl in 2016 pursuant to their amended employment agreements.

(2)

The bonus amounts reflected in the table above include a retention bonus payment of $159,375 paid to Ms. Bell in March 2018, and a retention bonus payment of $398,438 paid to Mr. Pas in each of March 2017 and March 2018 in connection with the Internalization and are discussed herein on page 49. In our 2018 proxy, we described this payment to Mr. Pas in the compensation discussion and analysis but inadvertently omitted it from the calculations included in the summary compensation table.

(3)

The amounts reported in the “Stock Awards” column represent the grant date fair value of each award calculated in accordance with ASC 718, as required by SEC regulations. The fair market value of a stock award is based on the fair market value of our stock on the date of grant.

52    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in Fiscal Year 2018

In the following table we provide information about each grant of an award made to an NEO during our fiscal year ended December 31, 2018 under the 2016 Plan for the AGNC awards and under the MTGE PIP for the MTGE awards. See “Equity Incentive Compensation” in “Compensation Discussion and Analysis” above for a description of the plans and awards. Amounts included in the “Estimated future payouts under non-equity incentive plan awards” are valued equal to the amount of cash we funded for the purchase of MTGE stock on the open market. Amounts included in the “Grant date fair value of stock awards” column are valued in accordance with ASC 718 without reduction of any assumed forfeitures.

Name	Award Type(1)	Grant date(2)	Estimated Future Payouts under Non-Equity Incentive Plan Awards(3)	Estimated Future Payouts Under Equity Incentive Plan Awards(4)			Grant date fair value of stock awards(5)
				Threshold (#)	Target (#)	Maximum (#)
Gary D. Kain
	MTGE PIP Time-Based Vesting	3/1/18	$810,000
	AGNC Time-Based Vesting RSUs	3/1/18		N/A	105,116	N/A	$1,890,000
	AGNC Performance-Based Vesting RSUs	3/1/18		0	150,166	300,332	$2,700,000

Peter J. Federico
	MTGE PIP Time-Based Vesting	3/1/18	$270,000
	AGNC Time-Based Vesting RSUs	3/1/18		N/A	35,038	N/A	$630,000
	AGNC Performance-Based Vesting RSUs	3/1/18		0	50,055	100,110	$900,000
Christopher J. Kuehl
	MTGE PIP Time-Based Vesting	3/1/18	$350,000
	AGNC Time-Based Vesting RSUs	3/1/18		N/A	19,466	N/A	$350,000
	AGNC Performance-Based Vesting RSUs	3/1/18		0	38,932	77,864	$700,000
Aaron J. Pas
	MTGE PIP Time-Based Vesting	3/1/18	$106,250
	AGNC Time-Based Vesting RSUs	3/1/18		N/A	11,818	N/A	$212,500
	AGNC Performance-Based Vesting RSUs	3/1/18		0	5,909	11,818	$106,250
Kenneth L. Pollack
	MTGE PIP Time-Based Vesting	3/1/18	$85,000
	AGNC Time-Based Vesting RSUs	3/1/18		N/A	9,454	N/A	$170,000
	AGNC Performance-Based Vesting RSUs	3/1/18		0	4,727	9,454	$85,000

AGNC INVESTMENT CORP. – Proxy Statement    53

EXECUTIVE COMPENSATION

Name	Award Type(1)	Grant date(2)	Estimated Future Payouts under Non-Equity Incentive Plan Awards(3)	Estimated Future Payouts Under Equity Incentive Plan Awards(4)			Grant date fair value of stock awards(5)
				Threshold (#)	Target (#)	Maximum (#)
Bernice E. Bell
	MTGE PIP Time-Based Vesting	3/1/18	$60,000
	AGNC Time-Based Vesting RSUs	3/1/18		N/A	6,674	N/A	$120,000
	AGNC Performance-Based Vesting RSUs	3/1/18		0	3,337	6,674	$60,000

(1)

MTGE PIP Time-Based Vesting and AGNC Time-Based Vesting RSU awards vest ratably over a three-year period in three equal installments. As noted herein, vesting of the MTGE PIP awards was accelerated following the closing of the MTGE sale transaction. AGNC performance-Based Vesting RSU awards are subject to 3-year cliff vesting and meeting performance conditions. Awards were granted to each of Ms. Bell and Messrs. Kain, Federico, Kuehl, and Pollack pursuant to the terms of his or her respective employment agreement or offer letter, as applicable.

(2)	The Compensation Committee approved all grants of plan based awards in fiscal year 2018 at a meeting held on February 20, 2018.
(3)	Excludes dividend reinvestments.
(4)	Excludes accrued dividend equivalent units.
(5)

AGNC Performance-Based Vesting RSUs’ grant date fair value assumes performance achievement at 100% of target. Performance payouts may range from 0% to 200% of target based on actual performance achieved.

Outstanding Equity Awards at Fiscal Year-End

In this table we provide information about stock awards under the 2016 Plan that have not vested and are outstanding as of December 31, 2018, for each NEO.

Name	Grant Date	Stock awards
		Number of shares or units of stock that have not vested(1) (#)	Market value of shares or units of stock that have not vested(5) ($)

Gary D. Kain
	3/1/17	79,597(2)	$1,396,131
	3/1/17	170,563(3)	$2,991,675
	3/1/18	115,775(2)	$2,030,694
	3/1/18	165,387(3)	$2,900,888

Peter J. Federico
	12/14/16	16,747(4)	$293,742
	3/1/17	26,532(2)	$465,371
	3/1/17	56,852(3)	$997,184
	3/1/18	38,591(2)	$676,886
	3/1/18	55,129(3)	$966,963

Christopher J. Kuehl
	12/14/16	24,289(4)	$426,029
	3/1/17	14,740(2)	$258,540
	3/1/17	44,221(3)	$775,636
	3/1/18	21,440(2)	$376,058
	3/1/18	42,875(3)	$752,028

54    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

Name	Grant Date	Stock awards
		Number of shares or units of stock that have not vested(1) (#)	Market value of shares or units of stock that have not vested(5) ($)

Bernice E. Bell
	3/1/17	5,053(2)	$88,630
	3/1/17	3,788(3)	$66,442
	3/1/18	7,353(2)	$128,972
	3/1/18	3,675(3)	$64,460

Aaron J. Pas
	3/1/17	8,950(2)	$156,983
	3/1/17	6,709(3)	$117,676
	3/1/18	13,015(2)	$228,283
	3/1/18	6,508(3)	$114,150

Kenneth L. Pollack
	3/1/17	5,053(2)	$88,630
	3/1/17	3,788(3)	$66,442
	3/1/18	10,411(2)	$182,609
	3/1/18	5,206(3)	$91,313

(1)	Includes accrued dividend equivalent units. Assumes performance achievement at 100% of target for AGNC performance-based vesting RSUs.
(2)	Time-based vesting RSUs, which vest ratably over a three-year and one-half month period that commenced on the Grant Date with the next vesting date on March 15, 2019.
(3)	Performance-based vesting RSUs, which subject to meeting the performance conditions vest three-years and one-half month from the Grant Date.
(4)	Time-based vesting RSUs, which vest ratably over a three-year period that commenced on the Grant Date, with the next and final vesting date on December 14, 2019.
(5)	Market value computed by multiplying the closing market price of our stock on December 31, 2018, or $17.54, by the number of units.

The following table provides information about stock awards under the 2016 Plan that vested in 2018 for each NEO.

	Stock Awards
Name	Number of shares or units of stock acquired on vesting (#)	Value realized on vesting ($)
Gary D. Kain	63,982	1,178,554
Peter J. Federico	38,466	701,759
Christopher J. Kuehl	41,132	745,011
Bernice E. Bell	4,317	79,394
Aaron J. Pas	7,648	140,653
Kenneth L. Pollack	4,382	80,559

Severance and Change of Control Payments

Employment Agreements

Each of the employment agreements with Ms. Bell and Messrs. Kain, Federico, Kuehl, Pas, and Pollack contains provisions for payments upon certain events as set forth below. References to severance and change of control provisions in the paragraphs below for Mr. Kain are pursuant to his employment agreement that became

AGNC INVESTMENT CORP. – Proxy Statement    55

EXECUTIVE COMPENSATION

effective on February 1, 2019 and for Ms. Bell and Mr. Pas, the provisions are pursuant to each of their respective employment agreements that became effective on January 1, 2019.

Termination by the Board Without Cause or Termination by the Executive for Good Reason

If the employment of Ms. Bell or Messrs. Kain, Federico, Kuehl, Pas, or Pollack terminates by reason of a Termination Without Cause or Termination For Good Reason, each as defined in their employment agreements, and such termination does not occur during the 21-month period (24 months in the case of Ms. Bell or Messrs. Pas or Pollack) following a Change of Control, each such executive would be entitled to the following payments from the Company, as applicable, in addition to the payments listed below under “All Terminations” (a) an amount equal to the product of (i) 2.5 for Mr. Kain, 1.5 for Mr. Federico or 1.0 for Ms. Bell or Messrs. Kuehl, Pas, and Pollack, multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs (the “Severance Amount”), paid over 30 for Mr. Kain, 18 for Mr. Federico, and 12 months to Ms. Bell and Messrs. Kuehl, Pas, and Pollack, respectively; (b) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he or she had remained employed through December 31 of the year in which such termination occurs; (c) reimbursements under COBRA, or substitute payments, for the executive and his or her eligible dependents for up to 18 months (12 months in the case of Ms. Bell and Messrs. Pas and Pollack); (d) acceleration of any outstanding unvested equity awards; and (e) if such termination had occurred on or prior to December 31, 2018 (for Messrs. Federico and Kuehl), a pro rata portion of the aggregate target fair value of the executive’s annual long-term incentive award for the portion of the year elapsed prior to termination, payable in a single lump sum on the first payroll date following the 60th day after termination (the “Pro Rata LTIA Payment”). In addition, if Mr. Kuehl remains unemployed on the first anniversary of such termination, he would be entitled to an amount equal to the product of 0.5, multiplied by the sum of his annual base salary at the time of such termination, plus the target value of his annual cash bonus for the year in which such termination occurred, paid over the following six months.

Termination by the Board Without Cause or Termination by the Executive For Good Reason Following a Change of Control

If the employment of Ms. Bell or Messrs. Kain, Federico, Kuehl, Pas, or Pollack terminates by reason of a Termination Without Cause or Termination For Good Reason, and such termination occurs during the 21-month period following a Change of Control (24-months in the case of Ms. Bell and Messrs. Pas and Pollack), as defined in their employment agreements, each such executive would be entitled to the following (as applicable), in addition to the payments listed below under “All Terminations”: (a) an amount equal to the product of (i) 2.5 (for Mr. Kain), 1.5 (for Messrs. Federico or Kuehl) or 1.0 (for Ms. Bell and Messrs. Pas and Pollack), multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs, paid in a lump sum; (b) a pro rata portion of the target value of his or her annual cash bonus for the year in which such termination occurs (as determined by the Compensation Committee but assuming that all qualitative and subjective performance metrics were achieved at their target level); (c) COBRA reimbursements (or substitute payments) for the executive and his or her eligible dependents for up to 18 months (12 months in the case of Ms. Bell and Messrs. Pas and Pollack); (d) acceleration of any outstanding unvested equity awards; and (e) if such termination had occurred on or prior to December 31, 2018 (for Messrs. Federico and Kuehl), the Pro Rata LTIA Payment.

Death or Disability

If the employment period of Ms. Bell or Messrs. Kain, Federico, Kuehl, Pas, or Pollack terminates early by reason of death or disability, each executive (or his or her estate or eligible dependents, if applicable) is

56    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

entitled to receive, in addition to the payments listed below under “All Terminations”: (i) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he or she had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that the executive achieved all qualitative and subjective performance metrics at their target level), payable in a lump sum; (ii) COBRA reimbursements (or substitute payments) for the executive and his or her eligible dependents for up to 18 months (12 months in the case of Ms. Bell and Messrs. Pas and Pollack); (iii) acceleration of any outstanding unvested equity awards; and (iv) if such termination had occurred on or prior to December 31, 2018 for Messrs. Federico and Kuehl, the Pro Rata LTIA Payment.

All Terminations

If the employment period of Ms. Bell and Messrs. Kain, Federico, Kuehl, Pas, or Pollack terminates early for any reason, each executive is entitled to receive (i) any earned but unpaid base salary; (ii) any annual cash bonus that has been earned for a calendar year prior to termination but is unpaid (but only if not a Termination For Cause or a voluntary termination by the executive for any reason other than Good Reason); (iii) any unpaid reimbursable expenses that have been incurred by the executive; (iv) any plan benefits which by their terms extend beyond termination of employment; and (v) any COBRA benefits generally available to employees.

In addition, each of the employment agreements contains a non-competition provision that prevents the officer from participating as an officer, employee, director, partner, stockholder, consultant or otherwise, in any type of business that engages in the Company’s business for a certain restricted period. Each of the employment agreements also contains a provision preventing the executive from soliciting any of our employees or interfering in a similar manner with our business during such restricted period.

Equity Plans

The 2016 Plan includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a Change of Control of the Company (as defined in the 2016 Plan). Under the 2016 Plan, the vesting of awards may accelerate in connection with a Change of Control where either (1) within a specified period the participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the award agreement or (2) the award is not continued, assumed, or converted into a replacement award in a manner described in the applicable award agreement.

The following table summarizes the estimated payments to be made under the employment or letter agreement for each NEO at, following, or in connection with any termination of employment, including by the Company without cause or by the executive for good reason, death or disability and upon a change of control. In accordance with SEC regulations, the following table does not include any amount to be provided to an NEO under any arrangement that does not discriminate in scope, terms or operation in favor of the NEO and that are available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 31, 2018, and that the price per share of our common stock is the closing market price as of December 31, 2018, which was $17.54.

AGNC INVESTMENT CORP. – Proxy Statement    57

EXECUTIVE COMPENSATION

The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

NEO Benefits and Payments upon Termination	Termination by Company Without Cause or Termination by Executive for Good Reason ($)		Termination by Company Without Cause or Termination by Executive for Good Reason, each in connection with a Change in Control ($)		Death or Disability ($)	Termination by Company for Cause or Voluntary Termination by Executive without Good Reason ($)
Gary D. Kain
Severance Amount	22,500,000	(1)	22,500,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	7,200,000		7,200,000		7,200,000	–
Accelerated Equity Awards(4)	9,319,388		9,319,388		9,319,388	–
Insurance Benefits(5)	44,758		44,758		44,758	–
TOTAL:	39,064,146		39,064,146		16,564,146

Peter J. Federico
Severance Amount	4,050,000	(1)	4,050,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	1,800,000		1,800,000		1,800,000	–
Accelerated Equity Awards(4)	3,400,147		3,400,147		3,400,147	–
Pro Rata LTIA Payment(2)	1,800,000		1,800,000		1,800,000	–
Insurance Benefits(5)	44,758		44,758		44,758	–
TOTAL:	11,094,905		11,094,905		7,044,905

Christopher J. Kuehl
Severance Amount	2,502,000	(1)(6)	3,753,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	1,602,000		1,602,000		1,602,000	–
Accelerated Equity Awards(4)	2,588,290		2,588,290		2,588,290	–
Pro Rata LTIA Payment(2)	1,400,000		1,400,000		1,400,000	–
Insurance Benefits(5)	44,758		44,758		44,758	–
TOTAL:	8,137,048		9,388,048		5,635,048

Bernice E. Bell
Severance Amount	750,000	(7)(8)	750,000	(7)(8)	–	–
Base Salary	–		–		–	–
Cash Bonus	–		–		–	–
Accelerated Equity Awards	–		–		–	–
Insurance Benefits	–		–		–	–
TOTAL:	750,000		750,000

58    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

NEO Benefits and Payments upon Termination	Termination by Company Without Cause or Termination by Executive for Good Reason ($)		Termination by Company Without Cause or Termination by Executive for Good Reason, each in connection with a Change in Control ($)		Death or Disability ($)	Termination by Company for Cause or Voluntary Termination by Executive without Good Reason ($)
Kenneth L. Pollack
Severance Amount	1,000,000	(1)	1,000,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	500,000		500,000		500,000	–
Accelerated Equity Awards(4)	428,993		428,993		428,993	–
Insurance Benefits(5)	44,758		44,758		44,758	–
TOTAL:	1,973,751		1,973,751		973,751

(1)	Payable over a period of 30 months, 18 months, 12 months, and 12 months for Messrs. Kain, Federico, Kuehl and Pollack, respectively.
(2)	Payable in a lump sum on the first payroll date 60 days after termination. Messrs. Federico’s and Kuehl’s eligibility to receive the Pro Rata LTIA Payment expired on December 31, 2018.
(3)	Payable in a lump sum by March 15 of the calendar year following the calendar year in which termination occurs.
(4)	Assumes performance at 100% of target for AGNC Performance-Based Vesting Awards.
(5)	Insurance Benefits are based on the December 2018 monthly payment for Health, Dental, Vision, Life, and Disability coverage for each NEO.
(6)

Mr. Kuehl would be entitled to an additional $1,251,000 if he were to remain unemployed as of December 31, 2019, payable equally over the period from January 1, 2020 to June 30, 2020, unless he were to become employed by another employer during this period in 2019.

(7)	Payable in a lump sum.
(8)	Payable only if terminated by the Company Without Cause.

CEO Compensation Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we determined that the 2018 total compensation of Gary Kain, our Chief Executive Officer and Chief Investment Officer of $14,645,850, as shown in the Summary Compensation Table above (the “CEO Compensation”), was approximately 69.7 times the total compensation of a median employee in 2018 calculated in the same manner of $210,163.

We identified the median employee using the annual base salary and expected bonus, as of December 31, 2018, plus any long-term incentive stock awards granted in 2018 for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2018, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we used for determining the CEO Compensation.

AGNC INVESTMENT CORP. – Proxy Statement    59

INFORMATION REGARDING COMPANY VOTING SECURITIES

INFORMATION REGARDING COMPANY VOTING SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of February 22, 2019 (unless otherwise indicated), the beneficial ownership of common stock of each current director, each nominee for director, each of our executive officers, our executive officers and directors as a group, and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owners set forth in the table below have sole voting and investment power. As of February 22, 2019, there were 536,339,092 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned
Beneficial Owners of more than 5%:
BlackRock, Inc.(2)	51,196,346	9.55%
55 East 52nd Street New York, NY 10055
The Vanguard Group(3)	49,020,421	9.14%
100 Vanguard Blvd. Malvern, PA 19355
Directors and Named Executive Officers:(4)
Gary D. Kain	1,023,094	*
Peter J. Federico	266,852	*
Christopher J. Kuehl	281,999	*
Donna J. Blank	–	–
Bernice E. Bell	6,521	*
Morris A. Davis	–	–
Larry K. Harvey	21,500	*
Prue B. Larocca	15,498	*
Paul E. Mullings	–	–
Aaron J. Pas	–	–
Kenneth L. Pollack	1,000	*
Directors and Executive Officers as a group (11 persons)	1,616,464	*

*	Less than one percent.
(1)

The amounts shown reflect shares of our common stock. Our Directors and executive officers do not own shares of our 7.750% Series B Cumulative Redeemable Preferred Stock or 7.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 4, 2019 by BlackRock, Inc., as a parent holding company or control person of certain named funds (“BlackRock”). BlackRock is the beneficial owner of 51,196,346 shares and has the sole power to dispose or direct the disposition of 51,196,346 of such shares and sole power to vote or direct the vote of 47,068,395 of such shares.

(3)

This information is based on a Schedule 13G/A filed with the SEC on February 1I, 2019 by The Vanguard Group, Inc. (“Vanguard”), as an investment adviser. Vanguard is the beneficial owner of 49,020,421 shares and has the sole power to dispose or direct the disposition of 48,326,801 of such shares, shared power to dispose or direct the disposition of 693,620 of such shares, sole power to vote or direct the vote of 415,970 of such shares and shared power to vote or direct the vote of 357,249 of such shares.

(4)	The address of each of the executive officers and directors listed above is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814.

60    AGNC INVESTMENT CORP. – Proxy Statement

INFORMATION REGARDING COMPANY VOTING SECURITIES

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of our common stock report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The Nasdaq Global Select Market and to us. Based on a review of the written statements and copies of such reports furnished to us by our executive officers, directors, and greater than 10% beneficial owners, we believe that during fiscal year 2018 all Section 16(a) filing requirements applicable to our executive officers, directors, and beneficial owners of 10% or more of our common stock were timely satisfied, except that due to an administrative error, Form 4s were filed late for each of our Section 16 officers on March 19, 2018 reporting long-term incentive awards made to the executive on March 12, 2018.

AGNC INVESTMENT CORP. – Proxy Statement    61

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

1.	WHO IS RESPONSIBLE FOR STOCKHOLDER COMMUNICATIONS?

The Board is of the view that management is primarily responsible for all communications on behalf of AGNC with stockholders and the public at large. Thus, in addition to our executive officers, we employ a Vice President, Investor Relations, whose primary responsibilities and those of certain members of her staff include investor and stockholder relations.

2.	HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD?

Stockholders who wish to communicate with our Board or with a particular director may send a letter to our Secretary at AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board or to one or more particular director(s).

Under this process, our Secretary reviews all such correspondence and will forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by AGNC that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters are immediately brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures approved by the Board with respect to such matters.

A copy of such procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls, or auditing matters is included in our Code of Ethics, which is published in the Investors section of our web site at www.AGNC.com.

3.	HOW CAN A STOCKHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR THE 2019 ANNUAL MEETING?

Stockholder proposals or nominees for election to the Board must be made in accordance with the procedures set forth in our By-laws and described in the following question, and not the procedures set forth in the preceding paragraph.

4.	HOW CAN A STOCKHOLDER SUBMIT A PROPOSAL FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS?

Proposals received from common stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation Committee and our Board. If a common stockholder intends to present a proposal at the 2020 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement and proxy card for that meeting, the stockholder proposal must be received by our Secretary at AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, on or before November 7, 2019, unless the date of the 2020 annual meeting of stockholders has been changed by more than 30 days from April 18, 2020; then the deadline is a reasonable time before we begin to print and send our proxy materials.

62    AGNC INVESTMENT CORP. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Nothing in the response to this question shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a proposal by a common stockholder submitted outside of Rule 14a-8, including any nominations for election to the Board made by common stockholders, to be considered at the 2020 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our current By-laws) and received by our Secretary not less than sixty and not more than ninety days in advance of the 2020 annual meeting.

Such proposals should be submitted by certified mail, return receipt requested.

5.	HOW CAN I OBTAIN A COPY OF THE COMPANY’S 2018 ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

A copy of our 2018 annual report on Form 10-K containing audited financial statements was delivered or made available with this proxy statement. Additional copies of our 2018 annual report on Form 10-K (without exhibits, unless otherwise requested) are available in print, free of charge, to stockholders requesting a copy by writing to: AGNC Investment Corp., Investor Relations, 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, or by calling (301) 968-9300. You may review our filings with the SEC by visiting the SEC’s home page on the internet at http://www.sec.gov or by visiting the Investors section of our web site at www.AGNC.com.

AGNC INVESTMENT CORP. – Proxy Statement    63

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS

ABOUT THE 2019 ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board is furnishing this proxy statement to you to solicit proxies on its behalf to be voted at the Annual Meeting on Thursday, April 18, 2019, at 9:00 a.m., Eastern Time, at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814. The proxies also may be voted at any postponement or adjournment of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are timely delivered pursuant to this solicitation, will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked before the completion of voting at the meeting.

2.	WHAT ITEMS WILL BE CONSIDERED AND VOTED ON AT THE ANNUAL MEETING?

Proposal	Board Recommendations
1) Election of six directors, each to serve a one-year term and until his or her successor is elected and qualified	FOR each of the nominees of the Board of Directors
2) Approve an advisory resolution on executive compensation	FOR the advisory resolution
3) Ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2019	FOR the ratification of appointment

The Board does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

3.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Peter J. Federico and Kenneth L. Pollack have been designated as proxies by the Board for the Annual Meeting.

4.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is February 22, 2019 (the “record date”). The record date is established by the Board and only common stockholders of record at the close of business on the record date are entitled to:

a.	receive notice of the meeting; and

b.	vote at the meeting and any postponement or adjournment of the meeting.

Each common stockholder of record on the record date is entitled to one vote for each share of common stock held. On the record date, there were 536,339,092 shares of common stock outstanding.

64    AGNC INVESTMENT CORP. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

5.	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of common stock are registered in your name on the books and records of our transfer agent, you are a common stockholder of record.

If your shares of common stock are held for you through an intermediary in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 10 below describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of common stock without instructions from you. For shares held through a benefit or compensation plan or a broker, bank, or other nominee, you may vote by submitting voting instructions to your plan trustee, broker, bank or nominee. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

It is important that you vote your shares of common stock if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank, or other nominee as discussed in the answer to Question 10 below.

6.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

You may submit your proxy or vote your shares of our common stock by any of the following methods:

By Telephone or the Internet—Common stockholders can vote their shares via telephone or the internet as instructed in the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow common stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail—A common stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For common stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For common stockholders who hold their shares through an intermediary, such as a broker, bank, or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your broker, bank, or other nominee for your shares to be voted.

In Person—Shares of common stock held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares of common stock held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares and bring that “legal” proxy to the meeting.

7.	WHO COUNTS THE VOTES?

Our transfer agent will receive and tabulate the proxies and certify the results.

8.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specification is made, such shares will be voted “FOR” the election of the six director nominees, “FOR” the advisory resolution on executive compensation, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2019.

AGNC INVESTMENT CORP. – Proxy Statement    65

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

9.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.

We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Investor Services. Computershare’s address is 462 South 4th St., Suite 1600, Louisville, KY 40202; you can reach Computershare at 1-800-733-5001 (from within the United States or Canada) or 781-575-3400 (from outside the United States or Canada).

10.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record—If you are a stockholder of record (see Question 5 above), your shares of common stock will not be voted if you do not provide your proxy unless you vote in person at the Annual Meeting. It is important that you vote your shares.

Street Name Holders—If your shares of common stock are held in street name (see Question 5 above) and you do not provide your signed and dated voting instruction form to your broker, bank, or other nominee, your shares may be voted by your broker, bank, or other nominee but only under certain circumstances. Specifically, under applicable rules, shares held in the name of your broker, bank, or other nominee may be voted by your broker, bank, or other nominee on certain “routine” matters if you do not provide voting instructions.

The only proposal to be voted on at the Annual Meeting that is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares is the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountant. The other proposals (specifically, the election of director nominees and the approval of the advisory resolution on executive compensation) are not considered “routine” under applicable rules, so the broker, bank, or other nominee cannot vote your shares on these proposals unless you provide to the broker, bank, or other nominee voting instructions for these matters. If you do not provide voting instructions on a non-routine matter, your shares of common stock will not be voted on the matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

11.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the votes at the Annual Meeting. See Question 10 above for more information about broker non-votes.

12.	HOW CAN I REVOKE A PROXY?

The enclosed proxy is solicited on behalf of the Board and is revocable at any time prior to the voting of the proxy, by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary, addressed to our principal executive offices at 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the meeting.

13.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and employees may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock.

66    AGNC INVESTMENT CORP. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND VOTING

14.	HOW DO I OBTAIN ADMISSION TO THE ANNUAL MEETING?

If you wish to attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department either by email at IR@AGNC.com or by telephone at (301) 968-9300. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank, or other nominee, proof of stock ownership could include a proxy from your broker, bank, or other nominee or a copy of your brokerage or bank account statement.

15.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct the Annual Meeting, holders representing a majority of our outstanding shares of common stock entitled to vote as of the close of business on the record date must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by internet, telephone or mail.

Abstentions and broker non-votes will be considered present for the purpose of determining whether a quorum is present.

OTHER MATTERS

The Board does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

AGNC INVESTMENT CORP. – Proxy Statement    67

Your vote matters — here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00 am, Central Time, on April 18, 2019
Online
Go to www.investorvote.com/agnc or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/agnc

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:											+

		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Gary D. Kain	☐	☐	☐	02 - Donna J. Blank	☐	☐	☐	03 - Morris A. Davis	☐	☐	☐

	04 - Larry K. Harvey	☐	☐	☐	05 - Prue B. Larocca	☐	☐	☐	06 - Paul E. Mullings	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐	3.	Ratification of appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2019.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) – Please print date

below.

/ /

Signature 1 – Please keep signature within the

box.

Signature 2 – Please keep signature within the box.

⬛	6 2 B M	+
02ZYCB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AGNC Investment Corp.	+

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting to be held on April 18, 2019

Peter J. Federico and Kenneth L. Pollack, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AGNC Investment Corp. to be held on April 18, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

⬛	+